                                                                    EXHIBIT 10.3

================================================================================

                        AGREEMENT AND PLAN OF EXCHANGE


                                 by and among


                        GROUP MAINTENANCE AMERICA CORP.

                                      and

                       THE HOLDERS OF A MAJORITY OF THE
                           OUTSTANDING COMMON STOCK
                                      OF
                                 AIRTRON, INC.


                                April 30, 1997

================================================================================

Confidential information has been omitted from this document and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

                               TABLE OF CONTENTS

                                                                            Page
1.  THE CLOSING............................................................... 1
      1.1.  The Closing Date.................................................. 1
      1.2.  Power of Attorney; Section 351 Plan............................... 2
            1.2.1.  Power of Attorney......................................... 2
            1.2.2.  Section 351 Plan.......................................... 3
      1.3.  Transfer and Exchange of Stock and Other Rights................... 3
            1.3.1.  Transfer and Exchange of Company Common Stock, Warrants
            and SARs.......................................................... 3
            1.3.2.  Application of Per Stockholder Aggregate Consideration.... 4
            1.3.3.  Transfer of GMAC Outstanding Stock to Parent.............. 7
            1.3.4.  Deliveries at Closing; Subsequent Deliveries.............. 7
            1.3.5.  Certain Compensation......................................10
      1.4.  Exchange of Stock.................................................10
            1.4.1.  Closing...................................................10
            1.4.2.  Delivery of Company Common Stock..........................10
            1.4.3.  Assignments...............................................11
            1.4.4.  Payment In Full Satisfaction of All Rights................11
      1.5.  Determination of Per Share Amounts and Other Matters..............11
            1.5.1.  Determination of Final Per Share Amounts..................11
            1.5.2.  Other Definitions.........................................13
            1.5.3.  Statement of Closing Consideration........................15
            1.5.4.  Non-Prejudicial...........................................17

2.  REPRESENTATIONS AND WARRANTIES
       OF THE MAJORITY STOCKHOLDERS...........................................17
      2.1.  Representations and Warranties of the Majority Stockholders.......17
            2.1.1.  Organization, Etc.........................................17
            2.1.2.  Subsidiaries..............................................17
            2.1.3.  Capitalization of the Company and the Company Subsidiaries
                    ..........................................................17
            2.1.4.  Authority.................................................19
            2.1.5.  Consents..................................................19
            2.1.6.  Title.....................................................19
            2.1.7.  Defaults..................................................20
            2.1.8.  Power of Attorney.........................................20

            2.1.9.  Proprietary Rights........................................20
            2.1.10. Labor Matters.............................................21
            2.1.11. Employee Benefits.........................................21
            2.1.12. Maintenance...............................................23
            2.1.13. Necessary Assets..........................................24
            2.1.14. Certain Contracts.........................................24
            2.1.15. Bond Requirements.........................................24
            2.1.16. Other Disclosures.........................................25
            2.1.17. Officers, Directors and Affiliates........................26
            2.1.18. Investment Company........................................26
            2.1.19. Financial Statements......................................26
            2.1.20. Undisclosed Liabilities...................................27
            2.1.21. Guaranties, Etc...........................................27
            2.1.22. Taxes.....................................................28
            2.1.23. Inventories and Receivables...............................28
            2.1.24. Full Authority............................................28
            2.1.25. Environmental Matters.....................................29
            2.1.26. Legal Actions.............................................31
            2.1.27. Specific Obligations......................................31
            2.1.28. Information in ESOP Participant Disclosure Statement;
                    Information Statement.....................................31
            2.1.29. No Material Adverse Change................................32
            2.1.30. Disclosure................................................33
            2.1.31. Condemnation..............................................34
            2.1.32. Change in Laws............................................34
            2.1.33. Company Material Adverse Effect...........................34
      2.2.  Several Representations and Warranties of the Stockholders........34
            2.2.1.  Stock Ownership, Etc......................................34
            2.2.2.  Authority.................................................34
            2.2.3.  Consents..................................................35
            2.2.4.  Defaults..................................................35

3.  PARENT'S REPRESENTATIONS, WARRANTIES AND COVENANTS........................36
      3.1.  Representations and Warranties....................................36
            3.1.1.  Organization..............................................36
            3.1.2.  Subsidiaries..............................................36
            3.1.3.  Capitalization of Parent..................................36
            3.1.4.  Authority.................................................37

            3.1.5.  Consents.................................................38
            3.1.6.  Title....................................................38
            3.1.7.  Defaults.................................................38
            3.1.8.  Power of Attorney........................................39
            3.1.9.  Proprietary Rights.......................................39
            3.1.10. Labor Matters............................................39
            3.1.11. Employee Benefits........................................39
            3.1.12. Certain Contracts........................................41
            3.1.13. Officers, Directors and Affiliates.......................41
            3.1.14. Investment Company.......................................42
            3.1.15. Financial Statements.....................................42
            3.1.16. Undisclosed Liabilities..................................42
            3.1.17. Guaranties, Etc..........................................42
            3.1.18. Taxes....................................................43
            3.1.19. Full Authority...........................................43
            3.1.20. Environmental Matters....................................43
            3.1.21. Legal Actions............................................44
            3.1.22. Information in ESOP Participant Disclosure Statement;
                    Information Statement....................................44
            3.1.23. No Material Adverse Change...............................45
            3.1.24. Disclosure...............................................45
            3.1.25. Parent Material Adverse Effect...........................45

4.  CONDUCT PRIOR TO THE CLOSING AND CERTAIN OTHER MATTERS...................45
      4.1.  Company..........................................................45
            4.1.1.  Preservation of Business.................................45
            4.1.2.  Cooperation..............................................45
            4.1.3.  Insurance................................................46
            4.1.4.  Certain Notices..........................................46
            4.1.5.  Filings, Etc.............................................46
            4.1.6.  Compliance with Laws.....................................46
            4.1.7.  Encumbrances and Dispositions............................47
            4.1.8.  Negotiations.............................................47
            4.1.9.  Other Matters............................................47
            4.1.10. Access...................................................50
            4.1.11. Satisfaction of Conditions...............................50
            4.1.12. Title Insurance..........................................50
            4.1.13. Capital Budget...........................................51
      4.2.  Majority Stockholders............................................52

      4.3.  Release..........................................................52
      4.4.  Parent...........................................................52
            4.4.1.  Preservation of Business.................................52
            4.4.2.  Cooperation..............................................53
            4.4.3.  Certain Notices..........................................53
            4.4.4.  Filings, Etc.............................................53
            4.4.5.  Compliance with Laws.....................................53
            4.4.6.  Other Matters............................................53
            4.4.7.  Access...................................................54
            4.4.8.  Satisfaction of Conditions...............................55
      4.5.  Certain Other Actions and Documents..............................55
            4.5.1.  Key Employee and Manager Employment Agreements...........55
            4.5.2.  Releases of Certain Majority Stockholders................55
            4.5.3.  Voting Agreement.........................................55
            4.5.4.  Transfer Restrictions....................................56
            4.5.5.  Adoption of Shareholders Agreement.......................56
      4.6.  Certain Elections................................................56
            4.6.1.  Securities Acquisition Election..........................56
            4.6.2.  Transfer Transaction Election............................57
            4.6.3.  Other....................................................58
      4.7.  Indemnification of Officers and Directors of the Company.........58
      4.8.  Minimum IPO Proceeds.............................................58

5. EMPLOYEE BENEFITS.........................................................59
      5.1.  ESOP; Employee Offering..........................................59
            5.1.1.  Suspension of ESOP Withdrawals...........................59
            5.1.2.  Purchase of ESOP Stock...................................59
            5.1.3.  Amendment and Restatement of the ESOP....................59
            5.1.4.  ESOP Disclosure Statement................................59
            5.1.5.  Employee Offering Memorandum.............................60
      5.2.  Deferred Compensation Plans......................................60
            5.2.1.  No Additional Rights.....................................60
      5.3.  Future Option Plans..............................................60
      5.4.  Split-Dollar Insurance Policy....................................61
      5.5.  Employee Benefits Generally......................................61

6. SURVIVAL, INDEMNIFICATIONS................................................61
      6.1.  Survival.........................................................61
      6.2.  Indemnification..................................................62

            6.2.1.  Parent Indemnified Parties...............................62
            6.2.2.  Stockholder Indemnity....................................63
            6.2.3.  Parent Indemnity.........................................63
      6.3.  Limitations......................................................64
      6.4.  Notices..........................................................64
            6.4.1.  Indemnification Notice...................................64
            6.4.2.  Tax Proceeding Notices...................................65
      6.5.  Character of Indemnity Payments..................................67

7. CONDITIONS TO CLOSING.....................................................67
      7.1.  Parent...........................................................67
            7.1.1.  Representations, Warranties and Covenants of Stockholders
                    .........................................................67
            7.1.2.  Opinion..................................................67
            7.1.3.  No Casualty, Loss or Damage..............................68
            7.1.4.  Title Insurance..........................................68
            7.1.5.  Documents, Stock Certificates............................68
            7.1.6.  Consents.................................................68
            7.1.7.  Licenses, Etc............................................68
            7.1.8.  No Material Adverse Change...............................68
            7.1.9.  Financing................................................68
            7.1.10. Discharge of Indebtedness, Releases, Etc.................69
            7.1.11. Certain Corporate Actions................................69
            7.1.12. ESOP and Amended and Restated Plan.......................69
            7.1.13. Agreements and Actions under Articles 4 and 5............69
      7.2.  Conditions Precedent to Obligations of the Stockholders..........70
            7.2.1.  Representations, Warranties and Covenants of Parent......70
            7.2.2.  Legal Opinion............................................70
            7.2.3.  Documents................................................70
            7.2.4.  Consents.................................................70
            7.2.5.  No Material Adverse Change...............................70
            7.2.6.  Agreements and Actions Under Articles 4 and 5............71
            7.2.7.  Tax Opinion..............................................71

8. TERMINATION...............................................................71
      8.1.  Grounds for Termination..........................................71
            8.1.1.  Mutual Consent...........................................71
            8.1.2.  Optional.................................................71
            8.1.3.  Dispute..................................................72

            8.1.4.  Legal Restraint..........................................72
      8.2.  Effect of Termination............................................72

9. MISCELLANEOUS.............................................................72
      9.1.  Notice...........................................................72
      9.2.  Further Documents................................................73
      9.3.  Assignability....................................................73
      9.4.  Exhibits and Schedules...........................................74
      9.5.  Entire Agreement.................................................74
      9.6.  Headings.........................................................75
      9.7.  CONTROLLING LAW AND JURISDICTION.................................75
      9.8.  Public Announcements.............................................75
      9.9.  Finder's Fees and Commissions....................................75
      9.10. No Third Party Beneficiaries.....................................76
      9.11. Amendments and Waivers...........................................76
      9.12. No Employee Rights...............................................76
      9.13. Non-Recourse.....................................................76
      9.14. When Effective...................................................76
      9.15. Takeover Statutes................................................76
      9.16. Number and Gender of Words.......................................77
      9.17. Invalid Provisions...............................................77
      9.18. Multiple Counterparts............................................77
      9.19. No Rule of Construction..........................................77
      9.20. Preparation of Tax Returns for Pre-Closing Periods...............77
      9.21. Amendment of Pre-Closing Tax Returns.............................78

                            INDEX OF DEFINED TERMS

Term                                                                  Page
----                                                                  ----
Adoption Agreement......................................................56
Aggregate Consideration................................................. 7
Aggregate Stock Interests............................................... 5
Agreement............................................................... 1
Amended and Restated Savings Plan.......................................59
Attorney-in-Fact........................................................ 2
Audit Notice............................................................65
Audited Financial Statements............................................27
Audited 1997 Financial Statements.......................................15
Closing.................................................................10
Closing Date............................................................ 1
Closing Per Share Cash Amount........................................... 7
Closing Per Share Common Stock Amount................................... 8
Closing Per Share Preferred Stock Amount................................ 8
Closing Per Stockholder Aggregate Consideration......................... 7
Code....................................................................10
Company................................................................. 1
Company Common Stock.................................................... 3
Company Contracts.......................................................24
Company Material Adverse Effect.........................................34
Company Plan Fiduciary..................................................22
Company Plans...........................................................21
Company Subsidiaries....................................................17
Controlled Group........................................................21
Deferred Compensation Plans.............................................60
Deferred Compensation Stock Interests................................... 4
Defined Expense Reductions..............................................13
Directly Held Company Common Stock...................................... 3
Disclosure Schedule.....................................................17
Division Vice Presidents Option......................................... 7
EBITDA..................................................................13
EBITDA Negative Adjustment..............................................11
EBITDA Positive Adjustment..............................................11
Election Notice.........................................................56

Employee Offering Memorandum............................................60
Employment Agreements...................................................55
Environmental Claim.....................................................29
Environmental Liabilities...............................................30
Environmental Permit....................................................30
ERISA...................................................................21
ESOP....................................................................31
ESOP Participant Disclosure Statement...................................59
ESOP Stock Purchase Agreement...........................................59
Estimated Financial Statements..........................................27
Excise Tax..............................................................10
Final Outstanding Common Stock Number...................................13
Final Per Share Cash Amount.............................................12
Final Per Share Common Stock Amount.....................................12
Final Per Share Preferred Stock Amount..................................12
GAAP....................................................................13
Gross Up................................................................10
Hazardous Materials.....................................................30
Indemnified Party.......................................................64
Indemnifying Party......................................................64
Information Statement...................................................31
In-Service Distributions................................................59
IPO.....................................................................56
Long-Term Debt..........................................................13
Losses..................................................................62
Majority Stockholder Releases...........................................55
Majority Stockholders................................................... 1
Negative Adjustment Amount..............................................12
Negative Common Stock Number............................................14
Net After-Tax Income....................................................14
Net Stock Purchase Cost.................................................14
Net Working Capital.....................................................14
Net Worth...............................................................33
Net Working Capital Negative Adjustment.................................12
Net Working Capital Positive Adjustment.................................11
Neutral Accountants.....................................................58
Notice of Disagreement..................................................16
Notice of Dispute....................................................... 8
Notice of Objection.....................................................57

Other Ownership Interests...............................................15
Other Stockholders...................................................... 1
Owner's Policies of Title Insurance.....................................51
Parent.................................................................. 1
Parent Acceptance Notice................................................57
Parent Common Stock..................................................... 4
Parent Common Stock Value............................................... 5
Parent Contracts........................................................41
Parent Controlled Group.................................................39
Parent Disclosure Schedule..............................................36
Parent Employee Stock Offering..........................................60
Parent Financial Statements.............................................42
Parent Indemnified Parties..............................................62
Parent Material Adverse Effect..........................................45
Parent Other Ownership Interests........................................36
Parent Plan Fiduciary...................................................40
Parent Plans............................................................40
Parent Preferred Stock.................................................. 4
Parent Preferred Stock Value............................................ 5
Parent Proprietary Rights...............................................39
Parent Rejection Notice.................................................57
Parent Subsidiaries.....................................................36
Pending Acquisition.....................................................37
Percentage Liability....................................................64
Permitted Assignee......................................................73
Permitted Exceptions....................................................51
Per Stockholder Aggregate Consideration................................. 4
Positive Adjustment Amount..............................................12
Power of Attorney....................................................... 2
Proceeding Notice.......................................................66
Proprietary Rights......................................................20
Receiving Stockholder...................................................66
Registration Rights Agreement...........................................56
Requirements of Environmental Law.......................................30
SARs.................................................................... 3
SAR Shares.............................................................. 3
SAR Value............................................................... 5
Second Election Notice..................................................57
Section 351 Plan........................................................ 3

Securities Acquisition Consideration...................................56
Securities Acquisition Transaction.....................................56
Settlement Notice......................................................65
Souders................................................................14
Souders Offering.......................................................14
Statement of Closing Consideration.....................................15
Statement of Final Per Share Amounts................................... 8
Stock Transfer Restriction Agreement...................................56
Stockholder............................................................ 2
Stockholders........................................................... 2
Stockholder Indemnified Parties........................................63
Surveys................................................................51
Survival Period........................................................61
Tax Notice.............................................................66
Tax Offset Bonus.......................................................10
Terminated Obligations.................................................69
Threshold..............................................................64
Title Commitments......................................................50
Title Insurance Property...............................................51
Transfer Transaction...................................................57
Unaudited Financial Statements.........................................27
Voting Agreement.......................................................55
Warrant Shares......................................................... 3
Warrant Value.......................................................... 5
Warrants............................................................... 3

                               LIST OF EXHIBITS

Exhibit 1.2.2................................................... 3
Exhibit 1.3.1(a)................................................ 3
Exhibit 1.3.1(b)................................................ 4
Exhibit 1.3.4................................................... 9
Exhibit 1.4.2,..................................................10
Exhibit 1.5.2...................................................13
Exhibit 4.5.1...................................................55
Exhibit 4.5.3...................................................55
Exhibit 4.5.4(a)................................................56
Exhibit 4.5.4(b)................................................56
Exhibit 5.1.2...................................................59
Exhibit 7.1.2...................................................67
Exhibit 7.2.2...................................................70

                        AGREEMENT AND PLAN OF EXCHANGE


     THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is made this 30th day of April, 1997, by and among GROUP MAINTENANCE AMERICA CORP., a Texas corporation ("Parent"), and the holders of a majority of the outstanding common stock, $.01 par value per share, of AIRTRON, INC., a Delaware corporation (the "Company") listed on the signature pages hereto under the caption "Majority Stockholders" ("Majority Stockholders") and certain other stockholders of the Company listed on the signature pages hereto under the caption "Other Stockholders" ("Other Stockholders").

     WHEREAS, Parent, the Majority Stockholders and the Other Stockholders desire to provide for the transfer by the Majority Stockholders and the Other Stockholders to Parent of certain outstanding shares of capital stock, warrants and stock appreciation rights of the Company in exchange for cash, common stock and preferred stock of Parent on the terms and subject to the conditions provided for herein; and

     WHEREAS, for federal income tax purposes, it is intended that such transfer and exchange shall qualify as an exchange under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                1. THE CLOSING

     1.1.  The Closing Date.  For purposes of this Agreement, the term "Closing
           ----------------
Date" shall mean May 2, 1997; provided, however, that Parent and the Attorney-in-Fact (as defined below) may, at any time, designate any earlier date as the Closing Date if they mutually determine that each of the conditions set forth in
Article 7 will be satisfied (or waived) on or before such earlier date. In the event that one or more of the conditions in Article 7 has not been satisfied or waived on any date scheduled to be the Closing Date, this Agreement shall not terminate (unless pursuant to the exercise by one of the parties of such party's rights under Article 8) and the Closing Date shall be rescheduled to such date as may be mutually agreed by Parent and the Attorney-in-Fact or, if no such date is mutually agreed upon within two days after the previously scheduled Closing Date, the earliest date specified in a written notice delivered by Parent or the Attorney-in-Fact to the other which is at least three days after the delivery of such notice. For accounting and financial reporting purposes, the effective date of the exchange contemplated hereby shall be the close of business on April 30, 1997 unless otherwise agreed by Parent and the Attorney-in-Fact.

     1.2.  Power of Attorney; Section 351 Plan.
           -----------------------------------

           1.2.1.  Power of Attorney.  Each Majority Stockholder and each Other
                   -----------------
Stockholder (collectively, the "Stockholders" and individually, a "Stockholder"), for himself or itself and his or its heirs, legal representatives, successors and assigns, and, if acting in a fiduciary capacity, as such fiduciary, hereby nominates, constitutes and appoints JAMES D. JENNINGS his or its true and lawful agent, proxy and attorney-in-fact (the "Attorney-in-Fact") with full power of substitution and full discretionary power and authority, without the consent of such Stockholder and for and on such Stockholder's behalf and in such Stockholder's name, place and stead, to perform and consummate the transactions contemplated by this Agreement, including, without limitation, (i) to execute and deliver all documents and instruments which may be or are to be executed and delivered by such Stockholder pursuant to or as contemplated by this Agreement and the Stockholder certificates under
Section 7.1.1; (ii) to effect any amendment to this Agreement, any Exhibit hereto, and any document or instrument referred to in clause (i) and to grant any waivers and consents thereunder that, in each case, the Attorney-in-Fact, in his sole discretion, deems appropriate; (iii) to give, receive, execute and deliver all notices, requests, admissions and other communications on behalf of such Stockholder pursuant to this Agreement; (iv) to receive and distribute distributions under this Agreement; (v) to undertake the defense of or initiate any dispute, claim, action, suit, proceeding or other matter arising out of or related to this Agreement or any of the transactions contemplated hereby which the Attorney-in-Fact, in his sole discretion, deems appropriate; (vi) to settle any such dispute, claim, action, suit, proceeding or matter and execute and deliver all releases, waivers or other instruments in connection therewith;
(vii) to pay expenses incurred or which may be incurred by or on behalf of such Stockholder in connection with this Agreement; and (viii) to vote or execute written consents with respect to such Stockholder's Company Common Stock (as defined below). The rights and powers hereinabove granted to the Attorney-in-Fact are herein sometimes referred to as the "Power of Attorney". Each Stockholder agrees that the Power of Attorney shall be deemed to be coupled with an interest and irrevocable. Each Stockholder ratifies and confirms all that the Attorney-in-Fact may do on such Stockholder's behalf pursuant to this Agreement and agrees to indemnify and hold harmless the Attorney-in-Fact from and against all losses, damages or liabilities for any action taken on behalf of such Stockholder in connection with this Agreement in good faith without gross negligence or willful misconduct; provided, however, that the liability of each Stockholder under this sentence shall be limited to the value of the Per Stockholder Aggregate Consideration (as defined below) paid, payable or distributable in respect of the Company Common Stock,

Warrants (as defined below), SARs (as defined below) and Deferred Compensation Stock Interests (as defined below) held by such Stockholder as of the Closing Date, immediately prior to the Closing (as defined below). By executing this Agreement, JAMES D. JENNINGS accepts appointment as Attorney-in-Fact and agrees to act as such. In the event of the resignation, death or inability to act of the Attorney-in-Fact prior to the Closing Date, a successor shall be named by the Stockholders holding a majority of the Company Common Stock held by all Stockholders, and in the event of the resignation, death or inability to act of the Attorney-in-Fact on or after the Closing Date, a successor shall be named by the Stockholders who held, immediately prior to the Closing Date, a majority of the Company Common Stock held by all Stockholders. If such Stockholders fail or refuse to appoint such successor within 30 days from the date of such resignation, death or inability to act, Parent shall name one of the Stockholders as such successor by written notice to the Stockholders; provided, however, that with respect to the Attorney-in-Fact's powers as proxy to vote or give consents with respect to Company Common Stock hereunder, the Attorney-in-Fact may substitute another person or entity hereunder as proxy, and in the event the Attorney-in-Fact fails or refuses to do so prior to his resignation, death or inability to act, each Stockholder may designate a successor proxy to vote such Stockholder's shares of Company Common Stock or give consents with respect thereto. Each such successor shall have all power, authority, rights and privileges hereby conferred upon the original Attorney-in-Fact, and the term "Attorney-in-Fact" as used in this Agreement shall be deemed to include each such successor.

           1.2.2.  Section 351 Plan.  Prior to the Closing Date, Parent shall
                   ----------------
adopt, and Parent and the Stockholders shall execute and deliver, a Section 351 Plan in the form of Exhibit 1.2.2 (the "Section 351 Plan").

     1.3.  Transfer and Exchange of Stock and Other Rights.
           -----------------------------------------------

           1.3.1.  Transfer and Exchange of Company Common Stock, Warrants and
                   -----------------------------------------------------------
SARs. Each Stockholder owns and holds, beneficially and of record, the number of
----
shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") listed beside such Stockholder's name on Exhibit 1.3.1(a) under the caption "Company Common Stock" (the "Directly Held Company Common Stock"), and, to the extent so listed, warrants ("Warrants") to purchase the number of shares of Company Common Stock listed beside such Stockholder's name on Exhibit 1.3.1(a) under the caption "Warrants" ("Warrant Shares"), stock appreciation rights ("SARs") applicable to that number of shares of Company Common Stock (the "SAR Shares") listed beside such Stockholder's name on Exhibit 1.3.1(a) under the caption "SARs" and interests (the "Deferred Compensation Stock Interests") in the number of shares of Company Common Stock held in the Company's

Deferred Compensation Plans (as defined below) listed beside such Stockholder's name on Exhibit 1.3.1(a) under the caption "Deferred Compensation Plan Stock Interest." On the Closing Date, each Stockholder shall transfer to Parent all of such Stockholder's Directly Held Company Common Stock, Warrants and SARs and the trustee(s) of the Deferred Compensation Plans under which such Stockholder has Deferred Compensation Stock Interests shall transfer all of the shares of Company Common Stock in which such Stockholder has a Deferred Compensation Stock Interest in exchange for the right to receive an aggregate consideration (the "Per Stockholder Aggregate Consideration"), to be allocated as set forth in
Section 1.3.2, to be determined as follows: (i) for each share of Directly Held Company Common Stock and Company Common Stock in which such Stockholder has a Deferred Compensation Stock Interest (a) cash equal to the Final Per Share Cash Amount (as defined below), (b) that number of shares of Preferred Stock of Parent, $.001 par value, having the rights, privileges, designations, powers and limitations described in the Certificate of Designation attached hereto as
Exhibit 1.3.1(b) ("Parent Preferred Stock") equal to the Final Per Share Preferred Stock Amount (as defined below), and (c) that number of shares of Common Stock of Parent, $.001 par value ("Parent Common Stock") equal to the Final Per Share Common Stock Amount (as defined below), and (ii) for each Warrant Share for which a Warrant held by such Stockholder is exercisable, (a) cash equal to the Final Per Share Cash Amount, minus $1.00 for each such Warrant Share, (b) that number of shares of Parent Preferred Stock equal to the Final Per Share Preferred Stock Amount, and (c) that number of shares of Parent Common Stock equal to the Final Per Share Common Stock Amount, and (iii) for each SAR Share (a) cash equal to the Final Per Share Cash Amount, minus (1) in the case of James D. Jennings, Richard M. Siefring and Dale H. Wilkerson, $13.50 for each SAR Share, or (2) in the case of Timothy Johnston, Stephen B. Becker or James D. Miller, $12.45 for each SAR Share, (b) that number of shares of Parent Preferred Stock equal to the Final Per Share Preferred Stock Amount, and (c) that number of shares of Parent Common Stock equal to the Final Per Share Common Stock Amount. The number of shares of Parent Preferred Stock and Parent Common Stock to which each Stockholder shall be entitled as each such Stockholder's Per Stockholder Aggregate Consideration shall be rounded to the nearest whole share. The Per Stockholder Aggregate Consideration shall be applied as follows:

           1.3.2.  Application of Per Stockholder Aggregate Consideration.  The
                   ------------------------------------------------------
Per Stockholder Aggregate Consideration payable with respect to a Stockholder's Aggregate Stock Interests (as defined below), determined as set forth in Section 1.3.1, shall be allocated after the final determination of the Final Per Share Cash Amount, the Final Per Share Preferred Stock Amount and the Final Per Share Common Stock Amount as provided in Section 1.3.4 as follows in the priority set forth in (ii)-(v) below:

                   (i) For purposes hereof, the term "Warrant Value" shall mean an amount equal to the number of Warrant Shares held by such Stockholder as set forth on Exhibit 1.3.1(a) multiplied by the sum of (a) the Final Per Share Cash Amount minus $1.00, plus (b) the Final Per Share Preferred Stock Amount multiplied by $1.00, plus (c) the Final Per Share Common Stock Amount multiplied by $2.76. For purposes hereof, the term "SAR Value" shall mean an amount equal to the number of SAR Shares to which the SARs held by such Stockholder are applicable as set forth on Exhibit 1.3.1(a) multiplied by the sum of (a) the Final Per Share Cash Amount minus (1) in the case of James D. Jennings, Richard
M. Siefring and Dale H. Wilkerson, $13.50 for each SAR Share, or (2) in the case of Timothy Johnston, Stephen B. Becker or James D. Miller, $12.45 for each SAR Share, plus (b) the Final Per Share Preferred Stock Amount multiplied by $1.00, plus (c) the Final Per Share Common Stock Amount multiplied by $2.76. For purposes hereof, the term "Deferred Compensation Stock Value" shall mean an amount equal to the number of shares of Company Common Stock in which a Stockholder has a Deferred Compensation Stock Interest as set forth on Exhibit 1.3.1(a) multiplied by the sum of (a) the Final Per Share Cash Amount, plus (b) the Final Per Share Preferred Stock Amount multiplied by $1.00, plus (c) the Final Per Share Common Stock Amount multiplied by $2.76. For purposes hereof, the term "Parent Preferred Stock Value" shall mean $1.00 per share of Parent Preferred Stock, and the term "Parent Common Stock Value" shall mean $2.76 per share of Parent Common Stock.

                   (ii) If a Stockholder transferred Warrants to Parent pursuant to Section 1.3.1, the cash portion of the Per Stockholder Aggregate Consideration for such Stockholder's Directly-Owned Common Stock, Warrants, SARs and Deferred Compensation Stock Interests (collectively, the "Aggregate Stock Interests") shall be allocated to such Warrants to reduce the Warrant Value to zero, if such cash is sufficient in amount. If the cash portion of such Per Stockholder Aggregate Consideration is less than the Warrant Value, such cash shall be allocated to such Warrants and shall reduce the Warrant Value on a dollar-for-dollar basis, and Parent Preferred Stock constituting part of such Per Stockholder Aggregate Consideration shall, to the extent required to reduce the Warrant Value to zero, be allocated to such Warrant and shall reduce the Warrant Value on a dollar-for-dollar basis using the Parent Preferred Stock Value for such purpose. If, after application of the Parent Preferred Stock Value of all Parent Preferred Stock constituting a part of such Per Stockholder Aggregate Consideration there remains any Warrant Value, the Parent Common Stock constituting a part of such Per Stockholder Aggregate Consideration shall be allocated to the extent required to reduce the remaining Warrant Value to zero, using the Parent Common Stock Value for such purpose.

                   (iii) If a Stockholder transferred SARs to Parent pursuant to Section 1.3.1, the cash portion of the Per Stockholder Aggregate Consideration for such Stockholder's Aggregate Stock Interests and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above shall be allocated to such SARs to reduce the SAR Value to zero, if such cash is sufficient in amount. If such cash portion of the Per Stockholder Aggregate Consideration is less than the SAR Value, such cash shall be allocated to such SARs and shall reduce the SAR Value on a dollar-for-dollar basis, and Parent Preferred Stock constituting part of such Per Stockholder Aggregate Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above shall be allocated to such SAR and shall reduce the SAR Value on a dollar-for-dollar basis using the Parent Preferred Stock Value for such purpose. If, after application of the Parent Preferred Stock Value of all such Parent Preferred Stock constituting part of such Per Stockholder Aggregate Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above, there remains any SAR Value, the Parent Common Stock constituting a part of such Per Stockholder Aggregate Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above, shall be allocated, to the extent required, to reduce the remaining SAR Value to zero, using the Parent Common Stock Value for such purpose.

                   (iv) If a Stockholder's Deferred Compensation Stock Interest was transferred to Parent pursuant to Section 1.3.1, the cash portion of the Per Stockholder Aggregate Consideration for such Stockholder's Aggregate Stock Interests and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above, or to such Stockholder's SARS, if any, pursuant to clause (iii) above shall be allocated to such Deferred Compensation Stock Interests to reduce the Deferred Compensation Stock Value to zero, if such cash is sufficient in amount. If such cash portion of the Per Stockholder Aggregate Consideration is less than the Deferred Compensation Stock Value, such cash shall be allocated to such Deferred Compensation Stock Interests and shall reduce the Deferred Compensation Stock Value on a dollar-for-dollar basis, and Parent Preferred Stock constituting a part of such Per Stockholder Aggregate Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above, or to such Stockholder's SARS, if any, pursuant to clause
(iii) above shall be allocated to such Deferred Compensation Stock Interest and shall reduce the Deferred Compensation Stock Value on a dollar-for-dollar basis, using the Parent Preferred Stock Value for such purpose. If, after application of the Parent Preferred Stock Value of all such Parent Preferred Stock constituting part of such Per Stockholder Aggregate

Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause (ii) above, or to such Stockholder's SARS, if any, pursuant to clause
(iii) above there remains any Deferred Compensation Stock Value, the Parent Common Stock constituting a part of such Per Stockholder Aggregate Consideration and not allocated to such Stockholder's Warrants, if any, pursuant to clause
(ii) above, or to such Stockholder's SARs, if any, pursuant to clause (iii) above shall be allocated to the extent required to reduce the remaining Deferred Compensation Stock Value to zero, using the Parent Common Stock Value for such purpose. The cash, Parent Preferred Stock, if any, and Parent Common Stock, if any, allocated to a Stockholder's Deferred Compensation Stock Interest under this clause (iv) shall be delivered to the appropriate trustee(s) of the appropriate Deferred Compensation Plan(s).

                   (v) The remaining Per Stockholder Aggregate Consideration shall be applied pro-rata to such Stockholder's Directly Held Company Common Stock.

                   (vi) For purposes of this Agreement, the term "Aggregate Consideration" shall mean the aggregate of the Per Stockholder Aggregate Considerations deliverable to all Stockholders hereunder.

           1.3.3.  Transfer of GMAC Outstanding Stock to Parent.  On or prior to
                   --------------------------------------------
the Closing Date, the holders of the outstanding capital stock of GroupMAC Management Co. (formerly named Group Maintenance America Corp.), a Delaware corporation, shall transfer their shares of common stock of GroupMAC Management Co. to Parent in exchange for Parent Common Stock on a one-for-one basis pursuant to the Section 351 Plan.

           1.3.4.  Deliveries at Closing; Subsequent Deliveries.  The Parent
                   --------------------------------------------
Employee Stock Offering (as defined below) will be concluded after the Closing Date. In this regard:

                   (i) At the Closing, Parent shall deliver to each Stockholder such Stockholder's "Closing Per Stockholder Aggregate Consideration" which shall be the Per Stockholder Aggregate Consideration (other than Parent Preferred Stock which shall only be delivered after the determination of the allocation of the Per Stockholder Aggregate Consideration as provided in Section 1.3.2) which would otherwise be deliverable to such Stockholder hereunder, assuming, however, that (a) for the purpose of determining the Final Per Share Cash Amount (including the Net Stock Purchase Cost, as defined below), no gross proceeds have been received by Parent in the Parent Employee Stock Offering or in the granting of options and the exercise of such options to purchase shares of Parent Preferred Stock and Parent Common Stock pursuant to a Rule 701 Plan adopted by Parent for certain of the Company's Division Vice Presidents (the "Division Vice Presidents Option") (the resulting Final Per Share Cash Amount being sometimes referred to herein as the "Closing Per Share Cash Amount"); (b) for the purpose of determining the Final Per Share Preferred Stock Amount, all shares of Parent Preferred Stock offered in the Parent Employee Stock Offering and in the Division Vice Presidents Option have been sold (the resulting Final Per

Share Preferred Stock Amount being sometimes referred to herein as the "Closing Per Share Preferred Stock Amount"); and (c) for the purpose of determining the Final Per Share Common Stock Amount, all shares of Parent Common Stock offered in the Parent Employee Stock Offering and in the Division Vice Presidents Option have been sold (the resulting Final Per Share Common Stock Amount being sometimes referred to herein as the "Closing Per Share Common Stock Amount").

                   (ii) No later than ten (10) business days after the conclusion of the Parent Employee Stock Offering, Parent shall deliver to the Attorney-in-Fact a statement showing the Net Stock Purchase Cost and the number of shares of Parent Preferred Stock and Parent Common Stock, if any, issued in the Parent Employee Stock Offering, and a calculation of the Final Per Share Cash Amount, the Final Per Share Preferred Stock Amount and the Final Per Share Common Stock Amount, after giving effect to the conclusion of the Parent Employee Stock Offering, the issuance of Parent Preferred Stock and Parent Common Stock, if any, pursuant thereto and the receipt by Parent of the gross proceeds, if any, thereof (the "Statement of Final Per Share Amounts"). The Statement of Final Per Share Amounts shall not contain any changes to the Final Outstanding Common Stock Number, the EBITDA, the Defined Expense Reductions, the Long-Term Debt or the Net Working Capital as finalized pursuant to Section 1.5.3.

                   (iii) After delivery to the Attorney-in-Fact of the Statement of Final Per Share Amounts, the Attorney-in-Fact and his representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Final Per Share Amounts, and to consult with Parent and its representatives regarding the methods used in the preparation of the Statement of Final Per Share Amounts.

                   (iv) The Final Per Share Cash Amount, the Final Per Share Preferred Stock Amount and the Final Per Share Common Stock Amount as shown on the Statement of Final Per Share Amounts shall be final, conclusive and binding for purposes of this Agreement, unless the Attorney-in-Fact shall deliver to Parent a written notice of disagreement ("Notice of Dispute") with any item or items in the Statement of Final Per Share Amounts within 10 business days following receipt of the Statement of Final Per Share Amounts, specifying in reasonable detail the nature and extent of such disagreement; provided, however, that no Notice of Dispute may be given with respect to the Final Outstanding Common Stock Number, EBITDA, the Defined Expense Reductions, the Long-Term Debt or the Net Working Capital unless any such item is changed pursuant to Section 1.5.3.

                   (v) Parent and the Attorney-in-Fact agree to negotiate in good faith and use their best efforts to resolve any disagreement with respect to the Statement of Final Per Share Amounts. If Parent and the Attorney-in-Fact shall not reach such resolution within 40 days following receipt by Parent of a Notice of Dispute, the dispute shall be referred to the Neutral Accountants (as defined below), who shall resolve such dispute within 30 days after its submission to them. Parent and the Attorney-in-Fact (if the dispute is resolved by them or the Statement of Final Per Share Amounts otherwise becomes final pursuant hereto without referral to the Neutral Accountants) or the Neutral Accountants (if a dispute is resolved by them) shall set forth such resolution in writing and such writing shall (1) include the Final Per Share Cash Amount, the Final Per Share Preferred Stock Amount and the Final Per Share Common Stock Amount, and (2) be final, conclusive and binding for purposes of this Agreement.

                   (vi) Within ten (10) business days following the final determination of the Final Per Share Cash Amount, the Final Per Share Preferred Stock Amount and the Final Per Share Common Stock Amount as provided in this
Section 1.3.4, Parent shall deliver to each Stockholder (1) the cash amount, if any, by which the aggregate of the Final Per Share Cash Amounts payable to such Stockholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Cash Amounts paid to such Stockholder at the Closing; (2) the number of shares of Parent Preferred Stock, if any, by which the aggregate of the Final Per Share Preferred Stock Amounts deliverable to such Stockholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Preferred Stock Amounts delivered to such Stockholder at the Closing; and
(3) the number of shares of Parent Common Stock, if any, by which the aggregate of the Final Per Share Common Stock Amounts deliverable to such Stockholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Common Stock Amounts delivered to such Stockholder at the Closing; provided, however that if any such shares of Parent Preferred Stock or Parent Common Stock would otherwise be allocable to a Stockholder's Warrants or SARs pursuant to Section 1.3.2, Parent shall issue to such Stockholder, in lieu of such shares of Parent Preferred Stock or Parent Common Stock, as the case may be, warrants to purchase the same number of shares of Parent Preferred Stock or Parent Common Stock, as the case may be, pursuant to warrants substantially in the form of Exhibit 1.3.4 attached hereto, and the allocations in Section 1.3.2 shall be adjusted accordingly.

                   (vii) Parent and the Attorney-in-Fact shall each pay their own costs incurred in connection with this Section 1.3.4, including the fees and expenses of their respective attorneys and accountants, if any.

           1.3.5.  Certain Compensation.  The Parent shall cause the Company to
                   --------------------
pay to those Stockholders holding Warrants, SARs or Deferred Compensation Stock the Grossed Up Tax Offset Bonus (as defined below) as the Company is obligated to pursuant to a Company Compensation Officer resolution dated February 14, 1997. The Grossed Up Tax Offset Bonus shall be equal to the aggregate of (i) the federal, state and local income and franchise tax benefit to the Parent (determined on a consolidated basis) and/or the Company attributable solely to the excess of the Per Stockholder Aggregate Consideration allocated to the Warrant, the SARs and the Deferred Compensation Stock held by a Stockholder as of the Closing Date over the $45.00 per share thereof as of February 28, 1996 (and for which accruals of deferred taxes have been made (the "Tax Offset Bonus") plus (ii) the federal, state and local income and franchise tax benefit to the Parent (determined on a consolidated basis) and/or the Company attributable solely to the Tax Offset Bonus (the "Gross Up"). If the Grossed Up Tax Offset Bonus would be subject (in whole or in part) to an excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such tax hereinafter referred to as the "Excise Tax") with respect to a Stockholder, then the Grossed Up Tax Offset Bonus shall be reduced to the extent necessary so that no portion of the Tax Offset Bonus to that Stockholder is subject to Excise Tax. A tax benefit shall be deemed to be realized only to the extent that a deduction with respect to his Warrants, SARs, Deferred Compensation Stock and the Tax Offset Bonus creates an offset for taxes otherwise payable or a tax refund actually received. Parent shall cause the Company to pay to such Stockholder the amount of the Tax Offset Bonus and the Gross Up no later than 10 days after Parent or the Company has filed its federal income tax return for the tax year in which the Parent or the Company realizes the tax benefit (including by net operating loss carryback or carryover) or receives the tax refund from the taxing authority (whichever is applicable) giving rise to the Tax Offset Bonus and the Gross Up, as the case may be.

     1.4.  Exchange of Stock.
           -----------------

           1.4.1.  Closing.  Subject to the satisfaction or waiver of each of
                   -------
the conditions set forth in Article 7, on the Closing Date, a closing shall occur (the "Closing") at the offices of Bracewell & Patterson, L.L.P., 2900 South Tower Pennzoil Place, Houston, Texas 77002 for the purpose of delivering the documents described herein at the Closing.

           1.4.2.  Delivery of Company Common Stock.  At the Closing, Stock
                   --------------------------------
Certificates evidencing all of the Company Common Stock, the Warrants and the SARs held by the Stockholders will be surrendered to Parent together with properly completed and executed letters of transmittal in substantially the form attached hereto as Exhibit 1.4.2, with each signature thereon guaranteed by a commercial bank or notarized by a notary public or similar official reasonably satisfactory to Parent.

           1.4.3.  Assignments.  Except as provided in Article 5, assignment,
                   -----------
transfer or other disposition of record or beneficial ownership of any shares of Company Common Stock, Warrants or SARs may not be made on or after the date hereof.

           1.4.4.  Payment In Full Satisfaction of All Rights.  The delivery of
                   ------------------------------------------
the Per Stockholder Aggregate Consideration to the Stockholders in respect of their shares of Company Common Stock, Warrants and SARs shall be deemed to be payment in full satisfaction of all rights pertaining to the outstanding shares of Company Common Stock, Warrants and SARs held by the Stockholders.

     1.5.  Determination of Per Share Amounts and Other Matters.
           ----------------------------------------------------

           1.5.1.  Determination of Final Per Share Amounts.  To determine the
                   ----------------------------------------
Final Per Share Amounts:

                   (i) The Final Outstanding Common Stock Number (as defined below) shall be determined.

                   (ii) The EBITDA, the Defined Expense Reductions, the Long-Term Debt, the Net Stock Purchase Cost and the Net Working Capital (as such terms are defined below) shall be determined.

                   (iii) If EBITDA exceeds $XXX, such excess amount shall be multiplied by XXX, and the resulting amount shall be the "EBITDA Positive Adjustment" for purposes hereof. If $XXX exceeds EBITDA, such excess amount shall be multiplied by XXX, and the resulting amount shall be the "EBITDA Negative Adjustment" for purposes hereof.

                   (iv) If the amount of consolidated current assets included in Net Working Capital exceeds XXX times the amount of consolidated current liabilities included in Net Working Capital by more than $XXX, the excess shall be the "Net Working Capital Positive
     Adjustment" for purposes hereof. If the amount of consolidated current assets included in Net Working Capital does not exceed XXX times the amount of consolidated current liabilities included in Net Working Capital by more than $XXX, the amount which would be required to be added to consolidated current assets in order to make the amount of consolidated assets equal

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separately with the Securities and Exchange Commission.  Each such omission has been marked by "XXX".

     to the sum of (a) XXX times consolidated current liabilities plus (b) $XXX, shall be the "Net Working Capital Negative Adjustment" for purposes hereof.

                   (v) The sum of (a) the EBITDA Negative Adjustment, if any, and (b) the Net Working Capital Negative Adjustment, if any, shall be deducted from the sum of (x) the EBITDA Positive Adjustment, if any, and
     (y) the Net Working Capital Positive Adjustment, if any. If the result is a positive number, it shall be the "Positive Adjustment Amount" for purposes hereof. If the result is a negative number, it shall be the "Negative Adjustment Amount" for purposes hereof.

                   (vi) To determine the "Final Per Share Cash Amount" for purposes hereof, (a) if there is a Positive Adjustment Amount, the amount of the Net Stock Purchase Cost, if any, and the amount of Long-Term Debt, if any, shall be deducted from $XXX and the remainder shall be divided by the Final Outstanding Common Stock Number; or (b) if there is a Negative Adjustment Amount, the sum of (1) the amount of the Net Stock Purchase Cost, if any, plus (2) XXX% of the Negative Adjustment Amount plus (3) the amount of Long-Term Debt shall be deducted from $XXX and the remainder shall be divided by the Final Outstanding Common Stock Number;

                   (vii)  To determine the "Final Per Share Common Stock Amount"
     (a) if there is a Positive Adjustment Amount, the sum of (1) the number of shares of Parent Common Stock sold in the Parent Employee Stock Offering plus (2) the number of shares of Parent Common Stock issued in the Souders Offering (as defined below) plus (3) the number of shares of Parent Common Stock in the Division Vice Presidents Option shall be deducted from 11,630,350, and the remainder shall be divided by the Final Outstanding Common Stock Number; or (b) if there is a Negative Adjustment Amount, the result obtained by deducting from 11,630,350, the sum of (1) the number of shares of Parent Common Stock sold in the Parent Employee Stock Offering, plus (2) the number of shares of Parent Common Stock issued in the Souders Offering, plus (3) the number of shares of Parent Common Stock sold in the Division Vice Presidents Option, plus (4) the Negative Common Stock Number (as defined below), and shall be divided by the Final Outstanding Common Stock Number; and

                   (viii) To determine "Final Per Share Preferred Stock Amount"
     (a) if there is a Positive Adjustment Amount, (1) the number of shares of Parent Preferred Stock sold in the Parent Employee Stock Offering plus the number of shares of Parent Preferred Stock issued in the Souders Offering plus the number of shares of

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

     Parent Preferred Stock sold in the Division Vice Presidents Option shall be deducted from 12,423,883 and (2) there shall be added thereto a number equal to the Positive Adjustment Amount, and the result shall be divided by the Final Outstanding Common Stock Number; and (b) if there is a Negative Adjustment Amount, the sum of (1) the number equal to the number of whole dollars constituting XXX% of the Negative Adjustment Amount, plus (2) the number of shares of Parent Preferred Stock sold in the Parent Employee Stock Offering plus the number of shares of Parent Preferred Stock issued in the Souders Offering plus the number of shares of Parent Preferred Stock sold in the Division Vice Presidents Option shall be deducted from 12,423,883 and the result shall be divided by the Final Outstanding Common Stock Number.

           1.5.2.  Other Definitions.  The following terms shall have the
                   -----------------
     following meanings for purposes of this Agreement:

                         (i) the term "Defined Expense Reductions" shall mean the expense reductions described on Exhibit 1.5.2 attached hereto which are documented to the reasonable satisfaction of Parent and its lenders;

                         (ii) the term "EBITDA" shall mean the sum of (a) Net After-Tax Income (as defined below), plus (b) the amount of income and franchise taxes deducted from Net After-Tax Income, plus (c) the amount of depreciation and amortization deducted from Net After-Tax Income, plus (d) the amount of interest expense deducted from Net After Tax Income, the amounts in clauses (a) through (d) to be determined in accordance with U.S. generally accepted accounting principles ("GAAP"), plus (e) the amount of the Defined Expense Reductions;

                         (iii) the term "Final Outstanding Common Stock Number" shall mean the number of outstanding shares of Company Common Stock issued and outstanding, including shares of Company Common Stock held by the Deferred Compensation Plans, and all Other Ownership Interests outstanding immediately prior to the Closing, excluding the number of shares of Company Common Stock held by Parent, any Parent Subsidiary, the Company or any Company Subsidiary immediately prior to the Closing;

                         (iv) the term "Long-Term Debt" shall mean all long-term liabilities of the Company and the Company Subsidiaries, on a consolidated basis, as of February 28, 1997, including deferred taxes and capitalized lease obligations, all as determined under GAAP, less the sum of (i) $650,000, (ii) the amount of the

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separately with the Securities and Exchange Commission.  Each such omission has been marked by "XXX".

     reduction in the amount outstanding as of the Closing Date of that certain note in favor of Mark G. Souders ("Souders") payable by the Company attributable to the purchase by Souders of Parent Common Stock and Parent Preferred Stock in that certain Offering of such stock to Souders (the "Souders Offering"), and (iii) any long term liability accounts attributable to Deferred Compensation Plans, Warrants and SARs;

                         (v) the term "Negative Common Stock Number" shall mean the result obtained by dividing the number equal to the number of whole dollars constituting 50% of the Negative Adjustment Amount by 2.76.

                         (vi) the term "Net After-Tax Income" shall mean the consolidated net income (or loss) of the Company and the Company Subsidiaries for the fiscal year ending February 28, 1997 after deduction for income, franchise and other taxes and without giving effect to non-recurring gains and losses, interest income or investment income, determined in accordance with GAAP; provided, however, that the effects on consolidated net income (or loss) of the Company and the Company Subsidiaries from the transactions described in Sections 4.1.4, 4.1.7, 4.1.8, 4.1.9, 4.1.13, 5.1.3 and 5.2 shall be included in the calculation of Net After-Tax Income as if such transactions had occurred prior to the close of business on February 28, 1997;

                         (vii) the term "Net Stock Purchase Cost" shall mean an amount equal to the excess, if any, of the gross amount paid by Parent to the ESOP (as defined in Section 2.1.28, below) pursuant to the ESOP Stock Purchase Agreement (as defined in Section 5.1.2, below) over the gross proceeds actually received by Parent in the Parent Employee Stock Offering (as defined in Section 5.1.5, below) and in the Division Vice Presidents Option;

                         (viii) the term "Net Working Capital" shall mean the consolidated current assets of the Company and the Company Subsidiaries minus the consolidated current liabilities of the Company and the Company Subsidiaries as of February 28, 1997, all as determined under GAAP; provided, however, that (a) all expenses of the Company, the Company Subsidiaries or any Stockholder incurred in connection with the transactions contemplated hereby which are paid or are payable by the Company or any Company Subsidiary shall be included in consolidated current liabilities but shall not be deducted in determining EBITDA, and provided further, that (b) the effects on the consolidated net working capital of the Company and the Company Subsidiaries of the transactions described in Sections 4.1.4, 4.1.7,

     4.1.8, 4.1.9, 4.1.13, 5.1.3 and 5.2 shall be included in the calculation of Net Working Capital as if such transactions had occurred prior to the close of business on February 28, 1997, and (c) the current liability accounts attributable to the Deferred Compensation Plans, Warrants, SARs, year-end operating bonuses and year-end special bonuses for the Majority Stockholders and the current asset accounts relating thereto shall be excluded from consolidated current assets and consolidated current liabilities; and

                          (ix) the term "Other Ownership Interests" shall mean any and all outstanding capital stock, convertible or exchangeable securities, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of the capital stock of, or other equity or ownership interest in, the Company, including, without limitation, the Warrants and the SARs, and including the shares of Company Common Stock held by Parent, any Parent Subsidiary or any Company Subsidiary immediately prior to the Closing Date.

           1.5.3.  Statement of Closing Consideration.
                   ----------------------------------

                   (i) As promptly as practicable, and in any event no later than April 30, 1997, the Majority Stockholders shall cause to be prepared and delivered to Parent the audited consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of the Company and the Company Subsidiaries as of and for the year ended February 28, 1997, with the independent accountant's report thereon (the "Audited 1997 Financial Statements"), together with a calculation, reviewed by such accountants, of the Final Outstanding Common Stock Number, the Closing Per Share Cash Amount, the Closing Per Share Preferred Stock Amount, the Closing Per Share Common Stock Amount, and the Closing Per Stockholder Aggregate Consideration payable to each Stockholder at Closing and the application thereof (the "Statement of Closing Consideration").

                   (ii) After delivery to Parent of the Statement of Closing Consideration, Parent and its representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Closing Consideration, and to consult with the Company and its representatives, and the Company's independent certified public accountants, if necessary, regarding the methods used in the preparation of the Statement of Closing Consideration.

                   (iii) The Final Outstanding Common Stock Number, the Closing Per Share Cash Amount, the Closing Per Share Preferred Stock Amount, the Closing Per Share Common Stock Amount, and the Closing Per Stockholder Aggregate Consideration payable to each Stockholder at Closing and the application thereof as shown on the Statement of Closing Consideration shall be final, conclusive and binding for purposes of this Agreement, unless Parent shall deliver to the Attorney-in-Fact a written notice of disagreement ("Notice of Disagreement") with any item or items in the Statement of Closing Consideration within 10 business days following receipt of the Statement of Closing Consideration, specifying in reasonable detail the nature and extent of such disagreement.

                   (iv) Parent and the Attorney-in-Fact agree to negotiate in good faith and use their best efforts to resolve any disagreement with respect to the Final Outstanding Common Stock Number, the Closing Per Share Cash Amount, the Closing Per Share Preferred Stock Amount, the Closing Per Share Common Stock Amount, or the Closing Per Stockholder Aggregate Consideration payable at Closing to each Stockholder or the application thereof, as set forth in the Statement of Closing Consideration. Parent and the Attorney-in-Fact shall reach such resolution within 40 days following receipt by the Attorney-in-Fact of a Notice of Disagreement. In the event that such resolution is not reached within the time prescribed in the previous sentence, Parent and the Attorney-in-Fact shall have the right to terminate this Agreement pursuant to Section 8.1.3. Parent and the Attorney-in-Fact shall set forth such resolution in writing and such writing shall (a) include the Final Outstanding Common Stock Number, the Closing Per Share Cash Amount, the Closing Per Share Preferred Stock Amount, the Closing Per Share Common Stock Amount, and the Closing Per Stockholder Aggregate Consideration payable to each Stockholder at Closing and the application thereof, and (b) be final, conclusive and binding for purposes of this Agreement.

                   (v) The Closing shall occur promptly following the final determination of the Final Outstanding Common Stock Number, the Closing Per Share Cash Amount, the Closing Per Share Preferred Stock Amount, the Closing Per Share Common Stock Amount, and the Closing Per Stockholder Aggregate Consideration payable to each Stockholder at Closing and the application thereof, as provided in this Section 1.5.3, but in no event later than ten days after such determination.

                   (vi) Parent and the Attorney-in-Fact shall each pay their own costs incurred in connection with this Section 1.5.3, including the fees and expenses of their respective attorneys and accountants, if any.

           1.5.4.  Non-Prejudicial.  The adjustments in this Section 1.5 shall
                   ---------------
not prejudice the rights and remedies of the parties under Article 6.

                       2. REPRESENTATIONS AND WARRANTIES
                          OF THE MAJORITY STOCKHOLDERS

     2.1.  Representations and Warranties of the Majority Stockholders.
           -----------------------------------------------------------
Simultaneously with the execution and delivery of this Agreement, the Majority Stockholders are delivering to Parent a disclosure schedule (the "Disclosure Schedule"). The Majority Stockholders, jointly and severally, hereby represent and warrant to Parent that:

           2.1.1.  Organization, Etc.  The Company is a corporation duly
                   ------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation authorized to do business in the states of Ohio, Florida, Kansas, Indiana, Texas, Kentucky, and in all other states in which any of its assets or properties may be situated or where the business of the Company is conducted except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect (as defined below).

           2.1.2.  Subsidiaries.  Except for the corporations (the "Company
                   ------------
Subsidiaries") described in Section 2.1.2 of the Disclosure Schedule, the Company does not and will not prior to the Closing Date own or hold of record or beneficially, directly or indirectly, 50% or more of the outstanding capital stock, voting interests, or ownership interests in any corporation, partnership, joint venture or other entity. Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation, as set forth in Section 2.1.2 of the Disclosure Schedule, and is duly qualified or licensed as a foreign corporation authorized to do business in each state in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect.

           2.1.3.  Capitalization of the Company and the Company Subsidiaries.
                   ----------------------------------------------------------
The total authorized capital stock of the Company is 3,000,000 shares of Company Common Stock, of which 250,745.104 shares are issued and outstanding and of which none are held in the treasury of the Company. The outstanding shares of Company Common Stock have been duly and validly issued and are fully paid and non-assessable. Except for the issued and outstanding Company Common Stock described in the first sentence of this Section 2.1.3 and the Warrants exercisable into 45,000 shares of Company Common Stock and the SARs (as defined below) applicable to 33,768 shares of Company Common Stock, there are and will be immediately prior to the Closing Date no Other Ownership Interests outstanding and no agreements of any kind to which the Company is a party or otherwise bound relating to the issuance, sale or transfer of any capital stock of the Company or any Other Ownership Interests. After giving effect to the transactions described in Articles 4 and 5 to be completed prior to the Closing Date, the Company will have, immediately prior to the Closing Date, 250,745.104 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock will be held in treasury and no Other Ownership Interests will be outstanding except for the Warrants and the SARs. The Company has and will have immediately prior to the Closing Date no liability, contingent or otherwise, nor has any claim been asserted or threatened by, any person, including without limitation any holder or former holder of shares, options, warrants, or other equity or voting or ownership interests or other securities of the Company, in connection with pre-emptive or contractual subscription rights or the offer, sale, purchase, redemption, surrender or cancellation of any shares, options, warrants or other equity or voting or ownership interests or securities of the Company. Except as disclosed in Section 2.1.3 of the Disclosure Schedule, since March 1, 1996, the Company has not repurchased or redeemed any of its outstanding capital stock. The Company has afforded Parent full access to the minute books and capital stock and similar records of the Company, which books and records are true, complete and accurate. The names and addresses of the holders of record of all of the outstanding shares of Company Common Stock, the number of shares of Company Common Stock held of record by each of such holders, and the names and addresses of the holders of the Warrants and the SARs and the number of Warrants and SARs held by each of such holders are set forth in
Section 2.1.3 of the Disclosure Schedule.

     The authorized, issued and outstanding shares of capital stock of each Company Subsidiary is set forth in Section 2.1.3 of the Disclosure Schedule.
All outstanding shares of capital stock of each Company Subsidiary are held, of record and beneficially, free and clear of all liens, encumbrances or claims whatsoever, by the holders listed and in the amounts shown in Section 2.1.3 of the Disclosure Schedule. All outstanding shares of capital stock of each Company Subsidiary have been duly and validly issued and are fully paid and non-assessable. Except as described in Section 2.1.3 of the Disclosure Schedule, no Company Subsidiary has any outstanding capital stock or any outstanding convertible or exchangeable securities, subscriptions, calls, options, warrants, rights or other agreements or commitments of any kind relating to the issuance or sale of any shares of capital stock of, or other equity or ownership interest in, any Company Subsidiary. There are no agreements of any kind relating to the issuance, sale or transfer of any capital stock of any Company Subsidiary, except as disclosed in Section 2.1.3 of the Disclosure Schedule. No Company Subsidiary has any liability, contingent or otherwise, nor has any claim been asserted or threatened by, any person, including without limitation any holder or former holder of shares, options, warrants, or other equity or voting or ownership interests or other securities of any Company Subsidiary, in connection with pre-emptive or contractual subscription rights or the offer, sale, purchase, redemption, surrender or cancellation of any shares, options, warrants or other equity or voting or ownership interests or securities of any Company Subsidiary. No Company Subsidiary has repurchased or redeemed any of its outstanding capital stock. The Company has afforded Parent full access to the minute books and capital stock and similar records of the Company Subsidiaries, which books and records are true, complete and accurate.

           2.1.4.  Authority.  The Company has full right, power, legal
                   ---------
capacity and authority to execute, deliver and perform all documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by the Company and to consummate the transactions contemplated thereby. All documents and instruments referred to herein or contemplated hereby to be executed and delivered by the Company, when duly executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

           2.1.5.  Consents.  Except as set forth in Section 2.1.5 of the
                   --------
Disclosure Schedule, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Stockholders of this Agreement or the execution, delivery or performance by the Company or the Stockholders of the other documents and instruments referred to herein or contemplated hereby to be executed, delivered or performed by the Company or any Stockholder.

           2.1.6.  Title.  Except for the Permitted Exceptions (as defined
                   -----
below) and as disclosed in Section 2.1.6 of the Disclosure Schedule, the Company and the Company Subsidiaries own outright, and have, and shall at the Closing Date have, full legal and beneficial title to all of their respective assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances, including good and market able title to all of their respective real property interests, free and clear of any mortgages, security agreements, liens or encumbrances. The Company or a Company Subsidiary has fee simple title to those real property interests described in Section 2.1.6 of the Disclosure Schedule as owned in fee by the Company or such Company Subsidiary, subject to the Permitted Exceptions and to those matters disclosed in Section 2.1.6 of the Disclosure

Schedule. The Company or a Company Subsidiary has leased, as lessee, the real property and interests in real property described as leased by the Company or such Company Subsidiary in Section 2.1.6 of the Disclosure Schedule. Section
2.1.6 of the Disclosure Schedule contains a summary description of all real property and real property interests owned or leased as lessee by the Company or any Company Subsidiary. The Company has made available to Parent true and correct copies of all of the leases of real property to which the Company or any Company Subsidiary is a party, including all amendments and other modifications thereof.

           2.1.7.  Defaults.  Except as set forth in Section 2.1.7 of the
                   --------
Disclosure Schedule, neither the Company nor any Company Subsidiary is in default under, in breach of or in violation of, and the execution and delivery of the documents and instruments referred to herein or contemplated hereby to be executed and delivered by the Company and the consummation by the Company of the transactions contemplated thereby and the performance by the Company of its obligations thereunder will not constitute a violation of, conflict with, result in a default under or cause the imposition upon the Company or any Company Subsidiary of any additional adverse burden or condition under (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Company or any Company Subsidiary or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over the Company or any Company Subsidiary, which default, breach, violation, conflict or imposition described in this clause (ii) could adversely affect the ability of the Stockholders to consummate the transactions contemplated hereby.

           2.1.8.  Power of Attorney.  Except as set forth in Section 2.1.8 of
                   -----------------
the Disclosure Schedule, neither the Company nor any Company Subsidiary has given to any person or party, and there is not currently existing, any power of attorney of any type pertaining to the Company or any Company Subsidiary.

           2.1.9.  Proprietary Rights.  To the best knowledge of the Company and
                   ------------------
the Majority Stockholders, the Company and the Company Subsidiaries have full and sufficient rights to use all trade names, brand names, trademarks, service marks and logos and to use and practice all technology, proprietary information, know-how or patented ideas, designs or inventions (collectively "Proprietary Rights") necessary for the present operation of their businesses and the marketing, distribution, sale and use (whether by the Company or any Company Subsidiary or their direct or indirect customers) of the materials used and the products sold by the Company and the Company Subsidiaries. To the best knowledge of the Company and the Majority Stockholders, none of the ownership, access to, use or practice of the Proprietary Rights by the Company or any Company Subsidiary infringe on the rights of any other party and all Proprietary Rights are valid and enforceable. Section 2.1.9 of the Disclosure Schedule contains a list and summary description of the Proprietary Rights and a description of all license fees and royalties (or the basis of the calculation thereof) required to be paid now or in the future by the Company or any Company Subsidiary for the use and practice of the Proprietary Rights.

           2.1.10.  Labor Matters.  The employees of the Company and the Company
                    -------------
Subsidiaries are not subject to any collective bargaining agreements or other contracts with a labor union, contingent or otherwise, nor are any such employees represented by any labor union. Except as described in Section 2.1.10 of the Disclosure Schedule, to the best knowledge of the Company and the Majority Stockholders, there are no unfair labor practice charges or complaints pending against the Company or any Company Subsidiary involving employees now or previously employed by the Company or any Company Subsidiary. Since March 1, 1996 there have not been any labor disputes or written and filed grievances or claims involving employees of the Company or any Company Subsidiary or to the best knowledge of the Company and the Majority Stockholders, any union organizational efforts involving employees of the Company or any Company Subsidiary.

           2.1.11.  Employee Benefits.  Section 2.1.11 of the Disclosure
                    -----------------
Schedule lists all of the "Company Plans" (as defined below). Except as described in Section 2.1.11 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor any other organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o), of the Code of which the Company or any Company Subsidiary is a member (the "Controlled Group") has any obligation, contingent or otherwise, covering any of their employees under any employment or consulting agreement or under any executive or employee's compensation plan, agreement or arrangement including, without limitation, any "employee welfare benefit plan" as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee pension benefit plan" as defined in Section 3(2) of ERISA or any other pension, retirement, profit sharing, stock option, stock purchase, bonus, fringe benefit, incentive, vacation, savings plan, health, welfare or other employee or former employee benefit plan, program, policy or arrangement (collectively referred to herein as "Company Plans"). No Company Plan is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA or a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Neither the Company nor any Company Subsidiary nor any member of the Controlled Group currently sponsors or maintains or has over the prior six (6) years maintained or sponsored any

"employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title IV of ERISA. There is no voluntary employees' beneficiary association which is implementing any Company Plan. Except as disclosed in Section 2.1.11 of the Disclosure Schedule, to the best knowledge of the Company and the Majority Stockholders, neither the Company nor any Company Subsidiary nor any fiduciary now or previously acting pursuant to any Company Plan ("Company Plan Fiduciary") has breached or otherwise failed to comply with any provision of any Company Plan, and there are no written and filed claims (other than for benefits in the ordinary course), grievances, audits, investigations or suits pending against the Company, any Company Subsidiary or any Company Plan Fiduciary under any Company Plan. The Company has delivered copies of the following to Parent: (i) the most recent Internal Revenue Service determination letter and any outstanding request for a determination letter for each Company Plan; (ii) collective bargaining agreements or other such contracts relating to the benefits under any Company Plan; and (iii) Forms S-8, if any, (including any amendments thereto) for any Company Plan.

          With respect to each Company Plan which is an "employee pension benefit plan" (within the meaning of ERISA Section 3(2)): (i) each Company Plan which is "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification under the Code, and, to the best knowledge of the Company and the Majority Stockholders, nothing has occurred (whether by action or failure to act) which would cause the loss of such qualification; (ii) no member of the Controlled Group has, with respect to any such Company Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject the Company, any Company Subsidiary or any Company Plan Fiduciary to any tax, penalties or other liabilities resulting from prohibited transactions under Code
Section 4975 or under ERISA Sections 409 and 502 (i); (iii) no event has occurred and no condition exists at the date hereof that would subject the Company or any Company Subsidiary to any taxes under Code Sections 4972, 4977 or 4979 or to a fine under ERISA Section 502(c); and (iv) each member of the Controlled Group has complied with the reporting and disclosure requirements of ERISA.

          With respect to any Company Plan which is an "employee welfare benefit plan" (within the meaning of ERISA Section 3(1)): (i) each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in the Code Section 4976(b)) which would subject the Company or any Company Subsidiary, Parent or the Surviving Corporation to any taxes under Code Section 4976(a); (iii) each Company Plan which is a group health plan (as such term is defined in Code Section 162(i)(2)) complies and has complied with the applicable requirements of Code Sec-tion 4980B; (iv) all insurance premiums required to be paid thereunder as of the Closing Date shall have been paid or accrued on the books of the Company as of February 28, 1997; and (v) each member of the Controlled Group has complied with the reporting and disclosure requirements of ERISA for reports and disclosures required to be reported or disclosed prior to or as of the date hereof. Except as described in Section 2.1.11 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor the Controlled Group maintains any post-retirement health and life insurance plans for employees and retirees. Except as listed in Section 2.1.11 of the Disclosure Schedule or as provided in Articles 4 and 5 of this Agreement, neither the Company nor any Company Subsidiary has any commitment, whether formal or informal and whether legally binding or not, to create any additional Company Plan or to amend or modify any Company Plan, and except as provided in Articles 4 and 5 of this Agreement, no benefits will become payable under any Company Plan as a result of the consummation of the transactions contemplated hereby. Except as disclosed in Section 2.1.11 of the Disclosure Schedule, to the best knowledge of the Company and the Majority Stockholders, each Company Plan may be terminated by its plan sponsor at any time.

           The transactions contemplated by this Agreement together with any amounts paid or payable by the Company, any Company Subsidiary or any member of the Controlled Group has not resulted in and will not result in payments to "disqualified individuals" (as defined in Section 280G(c) of the Code) of the Company, any Company Subsidiary or any member of the Controlled Group which, individually or in the aggregate will constitute "excess parachute payments" (as defined in Section 280G(b) of the Code) resulting in the imposition of the excise tax under Section 4999 of the Code or the disallowance of deductions under Section 280G of the Code. As of the Closing Date, except as otherwise contemplated by Article 5 of this Agreement, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder. Neither the Company nor any Company Subsidiary has made or is obligated to make any nondeductible contributions to any Company Plan.

           2.1.12.  Maintenance.  Except as described in Section 2.1.12 of the
                    -----------
Disclosure Schedule, the operating assets and properties of the Company and the Company Subsidiaries have been properly maintained and are in satisfactory operating condition (except for ordinary wear and tear) which in the aggregate will not have a Company Material Adverse Effect and are capable of being used in the businesses conducted by the Company and the Company Subsidiaries without present need for repair or replacement except in the ordinary course of business.

           2.1.13.  Necessary Assets.  At the Closing Date, the Company and the
                    ----------------
Company Subsidiaries will own or have adequate and sufficient rights to use all of the assets and properties, real, personal, tangible and intangible, which are used in or necessary for the operation of their respective businesses as going concerns on a basis consistent with past operations.

           2.1.14.  Certain Contracts.  Section 2.1.14 of the Disclosure
                    -----------------
Schedule contains a true and correct list of each contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license and other agreement of the Company or any Company Subsidiary in effect at February 28, 1997 (i) involving the expenditure or receipt of more than $100,000 over the term thereof, (ii) containing provisions calling for the sale or purchase of raw materials, products or services at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third party markets, (iii) which include "take or pay," "meet or release," "most favored nations" or similar pricing or delivery arrangements, (iv) between the Company and any Company Subsidiary or among any Company Subsidiaries, (v) requiring the Company or any Company Subsidiary to indemnify or hold harmless any other person or entity (other than in the ordinary course of business), (vi) evidencing any warranty obligation of the Company or any Company Subsidiary with respect to goods, services or products sold or leased by any of them, other than in the ordinary course of business, or (vii) imposing on the Company or any Company Subsidiary any confidentiality, non-disclosure or non-compete obligation or containing any acceleration or termination provisions effective upon a change of control of the Company, or a merger of the Company into another entity. The contracts, leases, undertakings, commitments, mortgages, indentures, notes, security agreements, leases, licenses and other agreements of the nature described in clauses (i) through (vii) are some times collectively referred to herein as the "Company Contracts". Except as set forth in Section 2.1.14 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor any other party thereto is in default under any Company Contract, nor does any event, circumstance or situation exist which, with the passage of time or notice or both will constitute a default by the Company or any Company Subsidiary or any other party under any Company Contract or any judgment, order or decree of any court or any government agency or instrumentality under which any person, firm, corporation or other entity is or may be entitled to assert any rights against the Company or any Company Subsidiary or their respective assets, properties, businesses, operations or products. The Company has made available to Parent true and correct copies of all of the Company Contracts.

           2.1.15.  Bond Requirements.  Section 2.1.15 of the Disclosure
                    -----------------
Schedule contains a true and complete list and description of all bonds, deposits, financial assurance requirements and insurance coverage required to be submitted to regulatory authorities or third parties for the continued ownership and operation of the assets and properties of the Company and the Company Subsidiaries and for their continued business operations.

           2.1.16.  Other Disclosures.  The following documents and items
                    -----------------
pertaining to the Company and the Company Subsidiaries are included in Section 2116 of the Disclosure Schedule:

           (i) Lists of the products of the Company and the Company Subsidiaries, all product registrations used by the Company and the Company Subsidiaries, and all material safety data sheets, toxicology studies and environmental studies of the Company and the Company Subsidiaries;

           (ii) A list containing the names, start dates and current annual wage rates of all salaried and hourly regular full-time and part-time employees of the Company and the Company Subsidiaries with salaries or compensation of more than $50,000 per annum as of January 1, 1997, together with a summary of the bonuses, additional compensation and other like benefits, if any, paid or payable to such persons;

           (iii) Legal descriptions of all real property owned in fee or leased by the Company or any Company Subsidiary and a list of documents reflecting any other real property interests owned of record or beneficially or leased by the Company and the Company Subsidiaries;

           (iv) A list of assets owned by the Company and the Company Subsidiaries as of January 1, 1997 which have been capitalized and have an unamortized value of $10,000 or more, including vehicles and rolling stock, and a list of all leased equipment of the Company and the Company Subsidiaries, including leased vehicles and rolling stock;

           (v) A list of raw materials or other property located at any property owned or leased as lessee by the Company or any Company Subsidiary that has been consigned to the Company or any Company Subsidiary, or is otherwise owned by a third party, and has a market value exceeding $5,000;

           (vi) A list of each policy of insurance maintained by the Company or any Company Subsidiary together with information on premiums, coverages, insurers, expiration dates and deductibles;

           (vii) A list of each bank, brokerage firm, trust company or other financial institution in which the Company or any Company Subsidiary has an account and the identity of each such account, and each bank in which the Company or any Company Subsidiary has a safe deposit box, together with the names of all persons authorized to draw on any such account or have access to any such safe deposit box; and

           (viii) A list and summary description of, or copies of, all governmental licenses and permits (including Environmental Permits (as defined below)) of the Company and the Company Subsidiaries.

           2.1.17.  Officers, Directors and Affiliates.  Section 2.1.17 of the
                    ----------------------------------
Disclosure Schedule lists all directors and officers of the Company and the Company Subsidiaries as of the date hereof and their respective dates of service and describes all transactions, contracts and other arrangements between the Company or any Company Subsidiary and any officer, director, stockholder or affiliate of the Company or any Company Subsidiary which (i) occurred or became effective after March 1, 1994, (ii) occurred, became effective or existed prior to March 1, 1994 and were not fully performed and terminated as of March 1, 1994, or (iii) constitutes a liability or obligation (contingent or direct) due or to become due by the Company or any Company Subsidiary to any officer, director, stockholder, or affiliate of the Company or any Company Subsidiary, in each case other than the customary employee compensation and employee benefits and customary arrangements with respect to expense reimbursements.

           2.1.18.  Investment Company.  The Company is not, and will not be
                    ------------------
immediately prior to the Closing Date, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           2.1.19.  Financial Statements. Except as described in Section 2.1.19
                    --------------------
of the Disclosure Schedule (i) the Audited Financial Statements (as defined below) are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated and to the best knowledge of the Company and Majority Stockholders, have been prepared in accordance with GAAP, and (ii) the Unaudited Financial Statements (as defined below) are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated, subject, in the case of interim statements, to normal year-end audit adjustments, none of which, singly or in the aggregate, will be material and to the best knowledge of the Company and Majority Stockholders, have been prepared in accordance with GAAP and in a manner consistent with the Audited Financial Statements. The books and records of the Company and the Company Subsidiaries have been kept in reasonable detail and accurately and fairly reflect the transactions of the Company and the Company Subsidiaries. The financial statements of the Company and the Company Subsidiaries which are as of and for the year ended February 28, 1995 are sometimes referred to herein as the "Audited Financial Statements" and the consolidated financial statements of the Company and the Company Subsidiaries which are as of and for the year ended February 29, 1996 and those which are as of and for the eleven months ended January 31, 1997 are sometimes referred to herein as the "Unaudited Financial Statements." The estimated consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of the Company and the Company Subsidiaries as of and for the year ending February 28, 1997 and which are listed in Section 2.1.19 of the Disclosure Schedule are sometimes referred to herein as the "Estimated Financial Statements". The Estimated Financial Statements are based on reasonable assumptions. The actual consolidated financial position, results of operations, cash flows and long-term debt of the Company and the Company Subsidiaries as of and for the year ending February 28, 1997, will not vary in any material respect from those reflected in the Estimated Financial Statements, except for the issues related to deferred compensation raised by KPMG Peat Marwick L.L.P. prior to the execution of this Agreement, and to the best knowledge of the Company and the Majority Stockholders, have been prepared in accordance with GAAP.

           2.1.20.  Undisclosed Liabilities.  Except as and to the extent
                    -----------------------
disclosed or reserved against in the Estimated Financial Statements, or as disclosed in Section 2.1.20 of the Disclosure Schedule, and except for liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement after February 28, 1997, neither the Company nor any Company Subsidiary has, to the best knowledge of the Company and the Majority Stockholders, any liabilities or obligations of any nature (whether absolute, contingent or otherwise).

           2.1.21.  Guaranties, Etc.  Except as disclosed in Sections 2.1.14 or
                    ----------------
2.1.21 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has outstanding, (i) any guarantee (whether direct or indirect) whereby the Company or any Company Subsidiary is or may become liable for any indebtedness or obligation of any other person or entity, (ii) any capital or operating lease obligations in excess of $20,000 per year, or (iii) any investment in the securities, obligations or other ownership interests of, or loans or advances to, any person or entity (other than nominal travel advances to employees not exceeding $25,000 in the aggregate).

           2.1.22.  Taxes. The Company and the Company Subsidiaries have either
                    -----
accrued, discharged or caused to be discharged, as the same have become due, or the Estimated Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties of the Company and the Company Subsidiaries, their respective businesses or operations or the revenues or income derived therefrom for all periods through February 28, 1997, and the assessment of any additional taxes that by law should have been reported or paid or in accordance with GAAP should have been accrued as of February 28, 1997, is not expected. All quarterly deposits of estimated taxes required to be paid by the Company and the Company Subsidiaries through the Closing Date will have been paid on or before the Closing Date. All taxes of the Company and the Company Subsidiaries for any period after February 28, 1997 through the date hereof have been paid or properly accrued on the books of the Company and the Company Subsidiaries, as appropriate. There shall be no breach of the representations and warranties in this Section 2.1.22 in connection with actions or omissions of the Company or the Company Subsidiaries or the expectations of the Majority Stockholders with respect to state taxes to the extent such actions, omissions or expectations will not have a Company Material Adverse Effect. For the purposes of the preceding sentence only, Company Material Adverse Effect shall be measured on a state-by-state level.

           2.1.23.  Inventories and Receivables.  All inventories of finished
                    ---------------------------
goods reflected in the financial statements of the Company and the Company Subsidiaries are salable in the ordinary course of business in the customary markets of the Company and the Company Subsidiaries, and all inventories of raw materials and goods in process of the Company and the Company Subsidiaries are of sufficient quality to produce such finished goods inventory so salable. Subject to normal reserves, except as disclosed in Section 2.1.23 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Company Subsidiaries are valid and, to the best knowledge of the Company and the Majority Stockholders, subject to no counterclaim, set-off or other deduction. Subject to normal reserves, except as described in Section 2.1.23 of the Disclosure Schedule, all accounts and notes receivable of the Company and the Company Subsidiaries will be collected in full within 120 days from the Closing Date.

           2.1.24.  Full Authority.  Except as disclosed in Section 2.1.24 of
                    --------------
the Disclosure Schedule, the Company and the Company Subsidiaries have full power, authority and legal right and have all licenses, permits, qualifications, and other documentation necessary to own and/or operate their respective businesses, properties and assets and to carry on their respective businesses as being conducted on the date of this Agreement, and such businesses are now being conducted and such assets and properties are owned and/or are being operated in compliance with all applicable laws and all ordinances, rules and regulations of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable court or administrative agency decrees, awards and orders, except where the failure to comply will not have a Company Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Company Material Adverse Effect.

           2.1.25.  Environmental Matters.  Except as disclosed in Section
                    ---------------------
2.1.25 of the Disclosure Schedule, (i) the Company and the Company Subsidiaries have obtained and maintained in effect all Environmental Permits required with respect to their respective properties, assets, businesses and operations and such Environmental Permits are not subject to any appeals or further proceedings or to any unsatisfied conditions, (ii) the Company and the Company Subsidiaries and their respective properties, assets, businesses and operations have been and are in compliance with all applicable Requirements of Environmental Law (as defined below) and Environmental Permits, (iii) the Company and the Company Subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims, as defined below (direct or contingent, and whether known or unknown) or Environmental Liabilities (as defined below) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, including without limitation, any such Environmental Claims or Environmental Liabilities arising from the ownership or operation of assets, businesses or properties now or previously owned or operated by the Company or any Company Subsidiary or their respective predecessors, (iv) neither the Company nor any Company Subsidiary has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective now or previously owned or operated assets, properties, businesses or operations, or, in each case, those of their respective predecessors, and (v) there are no Hazardous Materials (as defined below) on, in, above, around, adjacent to or under any of the properties, assets, business or operations of the Company or any Company Subsidiary other than those used in the ordinary course of business and within the Requirements of Environmental Law.

     For purposes hereof, the following terms shall have the following meanings:

     "Environmental Claim" means any third party (including governmental agencies, regulatory agencies and employees) action, lawsuit, claim, proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise;
(ii) pollution, contamination or destruction of, or loss or injury to or any adverse effect upon the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any Company Subsidiary, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of such an Environmental Permit as alleged by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority.

     "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, judgments, payments, expenses, losses, damages, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs and reasonable remedial design and consulting fees.

     "Environmental Permit" means any permit, license, registration, certificate, order, consent, approval or other authorization required under any applicable Requirements of Environmental Law.

     "Hazardous Materials" means any pollutant, contaminant, flammable explosives, radioactive materials, hazardous material, hazardous waste, hazardous, extremely hazardous or toxic substances or related materials, and all asbestos (friable or non-friable), petroleum derivatives, polychlorinated biphenyls, flammable substances and materials regulated in connection with any Requirements of Environmental Law.

     "Requirements of Environmental Law" means all requirements imposed by any law, rule, regulation, approval, decision, decree, ordinance, by-law having the force of law or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, use, processing, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances.

           2.1.26.  Legal Actions.  Except as described in Section 2.1.26 of the
                    -------------
Disclosure Schedule, no legal action, suit, proceeding, grievance, arbitration, investigation, audit or claim by or before any court, arbitration panel or governmental agency (including, without limitation, an Environmental Permit proceeding, Environmental Claim or proceeding respecting or arising under Requirements of Environmental Law) is pending or, to the knowledge of the Company, any Company Subsidiary or any Majority Stockholder, threatened which involves or may involve the Company or any Company Subsidiary or their respective predecessors or any of their respective now or previously owned or operated assets, properties, operations or business or the purchase, sale, transportation or processing of materials or products.

           2.1.27.  Specific Obligations.  Neither the Company nor any Company
                    --------------------
Subsidiary has any indebtedness for borrowed money, obligations under or in respect of letters of credit or obligations in the nature of earnouts or contingent payments or indebtedness for the purchase of property (except trade payables incurred in the ordinary course of business) other than as set forth in Sections 2.1.14, 2.1.21 or 2.1.27 of the Disclosure Schedule. Except as disclosed in Sections 2.1.14, 2.1.21 or 2.1.27 of the Disclosure Schedule, no prepayment penalties, premiums, success fees or other similar payments are payable in connection with the prepayment of any of the foregoing.

           2.1.28.  Information in ESOP Participant Disclosure Statement;
                    -----------------------------------------------------
Information Statement.  None of the information supplied or to be supplied by
---------------------
the Company to the Airtron, Inc. Profit Sharing and Stock Ownership Plan (the "ESOP") or to participants therein in connection with the transactions contemplated hereby, including the ESOP Participant Disclosure Statement (as defined below) will, at the time it is distributed or communicated to the ESOP or the ESOP participants, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           None of the information supplied or to be supplied from time to time in writing by the Company specifically for inclusion in the Employee Offering Memorandum (as defined below) or the confidential information statement to be distributed to the Stockholders in connection with the transactions contemplated hereby (the "Information Statement") will, at the time it is distributed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Notwithstanding the foregoing, the Majority Stockholders make no representation with respect to statements made in any of the foregoing documents based on information supplied by Parent or any Parent Subsidiary in writing specifically for inclusion therein.

          2.1.29.   No Material Adverse Change.  Except as disclosed in Section
                    --------------------------
2.1.29 of the Disclosure Schedule, since December 31, 1996, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been any change in the assets, business, results of operations, financial condition, long-term debt, Net Worth (as defined below), cash flows or prospects of the Company and the Company Subsidiaries that has had or might have a Company Material Adverse Effect. Except as disclosed in Section 2.1.29 of the Disclosure Schedule, the Company and the Company Subsidiaries have:

          (i) carried on their businesses in substantially the same manner as heretofore conducted and not introduced any material new method of management, operation or accounting, nor provided discounted services other than in accordance with past practices;

          (ii) maintained their properties, facilities, equipment and other assets, including those held under leases, in good working order, condition and repair, ordinary wear and tear excepted;

          (iii) performed all of their obligations under all debt and lease instruments and other agreements relating to or affecting their respective businesses, assets, properties, equipment and rights, paid all vendors, suppliers and other third parties (including mechanics and materialmen) as and when their invoices have become due, and paid in full all payroll obligations when due;

          (iv) maintained their present debt and lease instruments (unless the same have otherwise matured) and refrained from entering into new or amended debt or lease instruments;

          (v) kept in full force and effect their present insurance policies or other comparable insurance coverage;

          (vi) used their best efforts to maintain and preserve their business organizations intact, retain their present employees and maintain their relationships with suppliers, customers and others having business relations with them;

          (vii) refrained from effecting any change in their capital structure and refrained from incurring any expenditures outside the normal course of business, including any capital expenditures in excess of $25,000;

          (viii)    refrained from starting or acquiring any new business;

          (ix) maintained their present salaries and commission levels for all officers, directors, employees and agents, except for reasonable increases (in line with the Company's past practices) following the Company's regular annual employee review;

          (x) refrained from declaring or paying any bonuses, fees, extraordinary commissions or any other unusual distributions to the stockholders of the Company or any director, management personnel, sales agent, employee or other personnel of the Company or any Company Subsidiary; and

          (xi) not, other than in the ordinary course of business, discounted any receivables or taken any action to accelerate payment of any receivable prior to its due date.

For purposes of this Agreement, the term "Net Worth" shall mean the consolidated assets less the consolidated liabilities of the Company and the Company Subsidiaries as determined under GAAP; provided, however, that for purposes of Section 718, the effects on the consolidated assets and consolidated liabilities of the Company and the Company Subsidiaries of the transactions described in Sections 4.1.4, 4.1.7, 4.1.8, 4.1.9, 4.1.13, 5.1.3 and 5.2 shall be excluded in the calculation of Net Worth as if such transactions had not occurred prior to the close of business on February 28, 1997.

          2.1.30.   Disclosure.  To the best knowledge of the Company and the
                    ----------
Majority Stockholders, no representation or warranty by the Majority Stockholders in this Agreement and no statement contained in the Disclosure Schedule or any certificate delivered by the Company or the Majority Stockholders to Parent or any Parent Subsidiary pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          2.1.31.   Condemnation. Neither the Company nor any Company Subsidiary
                    ------------
has received any notice of any condemnation or contemplated condemnation proceedings which might affect any real property or real property interests owned or leased by the Company or any Company Subsidiary.

          2.1.32.   Change in Laws.  The Company and the Majority Stockholders
                    --------------
have no information or knowledge of the existence of, or of any change contemplated by, any applicable laws, ordinances, or restrictions (whether public or private), or any judicial or administrative action or any action by adjacent landowners or natural or artificial conditions upon any real property or real property interests owned or leased by the Company or any Company Subsidiary, which might prevent, limit, impede or render more costly the Surviving Corporation's continued use of such properties.

          2.1.33.   Company Material Adverse Effect.  The term "Company Material
                    -------------------------------
Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, cash flows or contingent liabilities of the Company and the Company Subsidiaries in an amount of $50,000 or more.

     2.2. Several Representations and Warranties of the Stockholders.  Each
          ----------------------------------------------------------
Stockholder, severally and not jointly, represents and warrants to Parent as follows:

          2.2.1.    Stock Ownership, Etc.  Such Stockholder owns, beneficially
                    ---------------------
and of record, with full power to vote, the number of shares of Company Common Stock, Warrants and SARs listed beside such Stockholder's name on Exhibit 1.3.1(a) attached hereto, and such shares, Warrants and SARs are so held by such Stockholder free and clear of all liens, encumbrances and claims whatsoever; provided, however, that with respect to each Stockholder holding such shares as a trustee or custodian, such shares are held for the benefit of the respective beneficiaries of the applicable trust or custodial arrangements and are subject to the terms thereof. The interest, if any, of such Stockholder in the Company Common Stock held by the Deferred Compensation Plans for the benefit of such Stockholder is accurately set forth in Exhibit 1.3.1(a).

          2.2.2.    Authority.  Such Stockholder has full right, power, legal
                    ---------
capacity and authority to, and with respect to each Stockholder holding Company Common Stock in a fiduciary capacity, such Stockholder has full power and authority under the terms of the applicable trust, custodial or other arrangements to (i) execute, deliver and perform this Agreement (including, without limitation, to grant the Power of Attorney by such Stockholder) and to execute, deliver and perform all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such

Stockholder, and (ii) consummate the transactions contemplated herein and thereby. This Agreement (including the grant of the Power of Attorney by such Stockholder) have been duly executed and delivered by such Stockholder and constitutes, and all documents and instruments referred to herein or contemplated hereby when duly executed and delivered by such Stockholder will constitute, legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          2.2.3.    Consents.  No approval, consent, order or action of or
                    --------
filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by such Stockholder of this Agreement (including, without limitation, the grant of the Power of Attorney by such Stockholder) or the other documents referred to herein or contemplated hereby to be executed, delivered or performed by such Stockholder. With respect to each Stockholder holding shares of Company Common Stock in a fiduciary capacity, no consent, approval or prior notice to the beneficiaries of such arrangement is required, or if required, has been obtained.

          2.2.4.    Defaults.  Except as disclosed in Section 2.2.4 of the
                    --------
Disclosure Schedule, the execution and delivery of this Agreement by such Stockholder and of the other documents, agreements and instruments referred to herein or contemplated hereby to be executed and delivered by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and thereby and the performance by such Stockholder of such Stockholder's obligations hereunder and thereunder will not constitute a violation of, conflict with, or result in a default or a breach of fiduciary duty under (i) any mortgage, indenture, charter, bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which such Stockholder is a party or under which such Stockholder's properties or assets may be bound or affected , or (ii) any applicable trust, custodial or other arrangement pursuant to which such Stockholder acts as fiduciary or (iii) any law, rule or regulation applicable to such Stockholder or any court injunction, order or decree, or any valid or enforceable order of any governmental agency having jurisdiction over such Stockholder, which violation, conflict or default could adversely affect the ability of such Stockholder to consummate and perform the transactions contemplated hereby.

                         3.  PARENT'S REPRESENTATIONS,
                           WARRANTIES AND COVENANTS

     3.1. Representations and Warranties.  Simultaneously with the execution and
          ------------------------------
delivery of this Agreement, Parent is delivering to the Attorney-in-Fact a disclosure schedule (the "Parent Disclosure Schedule"). Parent hereby represents and warrants to each of the Stockholders as follows:

          3.1.1.    Organization.  Parent is a corporation duly organized,
                    ------------
validly existing and in good standing under the laws of the State of Texas. Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

          3.1.2.    Subsidiaries.  Except for the corporations described in
                    ------------
Section 3.1.2 of the Parent Disclosure Schedule, and direct or indirect subsidiary corporations of Parent formed after the date hereof and prior to the Closing Date as may be disclosed in writing to the Attorney-in-Fact (the "Parent Subsidiaries"), Parent does not and will not prior to the Closing Date own or hold of record or beneficially, directly or indirectly, 50% or more of the outstanding capital stock, voting interests, or ownership interests in any corporation, partnership, joint venture or other entity. Each Parent Subsidiary is or will be duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is prior to the Closing Date duly qualified or licensed as a foreign corporation authorized to do business in each state in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license will not have a Parent Material Adverse Effect.

          3.1.3.    Capitalization of Parent.  The total authorized capital
                    ------------------------
stock of Parent is 100,000,000 shares of Parent Common Stock, of which 4,028,363 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $.001 par value, none of which are issued or outstanding. The outstanding shares of Parent Common Stock have been duly and validly issued and are fully paid and non-assessable. Except for the agreements and instruments listed in Section
3.1.3 of the Parent Disclosure Schedule and except for securities which may be issued in Pending Acquisitions (as defined below) there is and will be immediately prior to the Closing Date no outstanding capital stock, convertible or exchangeable securities, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity or ownership interest in, Parent ("Parent Other Ownership Interests") outstanding and no agreements of any kind to which Parent is a party or otherwise bound relating to the issuance, sale or transfer of any capital stock of Parent or any Parent Other Ownership Interests. Parent has and will have immediately prior to the Closing Date no liability, contingent or otherwise, nor has any claim been asserted or threatened by, any person, including without limitation any holder or former holder of shares, options, warrants, or other equity or voting or ownership interests or other securities of Parent, in connection with pre-emptive or contractual subscription rights or the offer, sale, purchase, redemption, surrender or cancellation of any shares, options, warrants or other equity or voting or ownership interests or securities of Parent. As of the Closing Date, the shares of Parent Preferred Stock and Parent Common Stock to be delivered to holders of Company Common Stock, Warrants and SARs pursuant to this Agreement will be duly authorized and, upon delivery to such holders pursuant to this Agreement, validly issued fully paid and nonassessable. Parent has not repurchased or redeemed any of its outstanding capital stock. Parent has afforded the Attorney-in-Fact and the Stockholders full access to the minute books and capital stock and similar records of the Parent, which books and records are true, complete and accurate. The names and addresses of the holders of record of five percent or more of the outstanding shares of Parent Common Stock, the number of shares of Parent Common Stock held of record by each of such holders, and the names and addresses of the holders of all Parent Other Ownership Interests other than Parent Common Stock and the type and amount of Parent Other Ownership Interest held by each of such holders are set forth in Section 3.1.3 of the Parent Disclosure Schedule. For purposes of this Agreement, the term "Pending Acquisition" shall mean any acquisition by Parent or any Parent Subsidiary of outstanding capital stock or assets of any other person or entity as to which a letter agreement in principle or memorandum of understanding has been entered into prior to the Closing Date, the material terms of which acquisition (to the extent known by Parent) are disclosed to the Attorney-in-Fact in writing by Parent prior to the Closing Date.

          3.1.4.    Authority.  Parent has full right, power, legal capacity and
                    ---------
authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Parent and constitutes, and all documents and instruments referred to herein or contemplated hereby to be executed and delivered by Parent, when executed and delivered by Parent will constitute, legal, valid and binding obligations of Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.5.    Consents.  Except for the filings, if any, under applicable
                    --------
state securities or "blue sky" laws, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Parent of this Agreement or the other documents and instruments referred to herein or contemplated hereby to be executed, delivered or performed by Parent.

          3.1.6.    Title.  Except as disclosed in Section 3.1.6 of the Parent
                    -----
Disclosure Schedule, Parent and the presently existing Parent Subsidiaries own outright, and have full legal and beneficial title to all of their respective assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances. As of the date hereof, Parent and the existing Parent Subsidiaries own no real estate or interest in real estate except for the leasehold interests described in Section 3.1.6 of the Parent Disclosure Schedule. Section 3.1.6 of the Parent Disclosure Schedule contains a description of all real property and real property interests leased as lessee by Parent or any presently existing Parent Subsidiary.

          3.1.7.    Defaults.  Neither Parent nor any existing Parent Subsidiary
                    --------
nor any Parent Subsidiary formed after the date hereof and prior to the Closing Date is or will be prior to the Closing Date in default under, in breach of or in violation of, and the execution, delivery and performance of this Agreement and the other documents and instruments re ferred to herein or contemplated hereby to be executed and delivered by Parent and the consummation by Parent of the transactions contemplated hereby and thereby and the performance by Parent of its obligations hereunder and thereunder will not constitute a violation of, conflict with, or result in a default under or (except as contemplated by the financing of the transactions contemplated hereby) cause the imposition upon Parent or any Parent Subsidiary of any additional adverse burden or condition under (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Parent or any Parent Subsidiary or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Parent or any Parent Subsidiary, which default, breach, violation, conflict or imposition described in this clause (ii) could adversely affect the ability of Parent to consummate the transactions contemplated hereby.

          3.1.8.    Power of Attorney.  Except as set forth in Section 3.1.8 of
                    -----------------
the Disclosure Schedule, Parent has not given to any person or party, and there is not currently existing, any power of attorney of any type pertaining to the Parent.

          3.1.9.    Proprietary Rights.  To the best knowledge of Parent, Parent
                    ------------------
and the Parent Subsidiaries will have at the Closing Date full and sufficient rights to use all trade names, brand names, trademarks, service marks and logos and to use and practice all technology, proprietary information, know-how or patented ideas, designs or inventions (collectively "Parent Proprietary
Rights") necessary for the operation of their businesses and the marketing, distribution, sale and use (whether by Parent or any Parent Subsidiary or their direct or indirect customers) of the materials used and the products sold by Parent and the Parent Subsidiaries. To the best knowledge of Parent, none of the ownership, access to, use or practice of the Parent Proprietary Rights by Parent or any Parent Subsidiary infringe on the rights of any other party and all Parent Proprietary Rights are valid and enforceable. Parent has provided the Company and the Attorney-in-Fact access to the documentation respecting the Parent Proprietary Rights.

          3.1.10.   Labor Matters.  To the best knowledge of Parent, the
                    -------------
employees of Parent and the existing Parent Subsidiaries are not subject to any collective bargaining agreements or other contracts with a labor union, contingent or otherwise, nor are any such employees represented by any labor union. To the best knowledge of Parent, there are no unfair labor practice charges or complaints pending against Parent or any existing Parent Subsidiary involving employees now or previously employed by Parent or any existing Parent Subsidiary. Since November 1, 1996 there have not been any labor disputes or written and filed grievances or claims involving employees of Parent or any existing Parent Subsidiary or to the best knowledge of Parent, any union organizational efforts involving employees of Parent or any existing Parent Subsidiary.

          3.1.11.   Employee Benefits.  Section 3.1.11 of the Parent Disclosure
                    -----------------
Schedule lists all of the "Parent Plans" (as defined below). Except as described in Section 3.1.11 of the Parent Disclosure Schedule, to the best knowledge of Parent, neither Parent nor any existing Parent Subsidiary nor any other organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o), of the Code of which Parent or any existing Parent Subsidiary is a member (the "Parent Controlled Group") has any obligation, contingent or otherwise, covering any of their employees under any employment or consulting agreement or under any executive or employee's compensation plan, agreement or arrangement including, without limitation, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, or any other pension, retirement, profit sharing, stock option, stock purchase, bonus, savings plan, health, welfare or other employee or former employee benefit plan, program, policy or arrangement (collectively referred to herein as "Parent Plans"). To the best knowledge of Parent, neither Parent nor any Parent Subsidiary nor any members of the Parent Controlled Group currently sponsors or maintains or has over the prior six (6) years maintained or sponsored any "employee pension benefit plan" as defined in Section 3(2) of ERISA. To the best knowledge of Parent, there is no voluntary employees' beneficiary association which is implementing any Parent Plan. Except as disclosed in Section 3.1.11 of the Parent Disclosure Schedule, to the best knowledge of Parent, neither the Parent nor any existing Parent Subsidiary nor any fiduciary now or previously acting pursuant to any Parent Plan ("Parent Plan Fiduciary") has breached or otherwise failed to comply with any provision of any Parent Plan, and there are no written and filed claims (other than for benefits in the ordinary course) grievances, audits, investigations or suits pending against Parent, any existing Parent Subsidiary or any Parent Plan Fiduciary under any Parent Plan. Parent has delivered copies of the following to the Company and the Attorney-in-Fact: (i) collective bargaining agreements or other such contracts relating to the benefits under any Parent Plan and (ii) Forms S-8, if any, (including any amendments thereto) for any Parent Plan.

          Except for the Amended and Restated Savings Plan (as defined below), no Parent Plan is an "employee pension benefit plan" within the meaning of ERISA
Section 3(2).

          To the best knowledge of Parent, with respect to any Parent Plan which is an "employee welfare benefit plan" (within the meaning of ERISA Section 3(1)): (i) each Parent Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements, (ii) there is no disqualified benefit (as such term is defined in the Code Section 4976(b)) which would subject Parent or any Parent Subsidiary, or the Surviving corporation to any taxes under Code Section 4976(a); (iii) each Parent Plan which is a group health plan (as such term is defined in Code
Section 162(i)(2)) complies and has complied with the applicable requirements of Code Section 4980B; and (iv) each member of the Parent Controlled Group has complied with the reporting and disclosure requirements of ERISA for reports and disclosures required to be reported or disclosed prior to or as of the date hereof. Except as described in Section 3.1.11 of the Parent Disclosure Schedule, to the best knowledge of Parent, neither the Parent nor any Parent Subsidiary nor the Parent Controlled Group maintains any post-retirement health and life insurance plans for employees and retirees. Except as listed in
Section 3.1.11 of the Parent Disclosure Schedule or as provided in Article 5 of this Agreement, to the best knowledge of Parent, neither Parent nor any Parent Subsidiary has any commitment, whether formal or informal and whether legally binding or not, to create any additional parent Plan or to amend or modify any Parent Plan, and except as provided in Article 5 of this

Agreement, no benefits will become payable under any Parent Plan as a result of the consummation of the transactions contemplated hereby. To the best knowledge of Parent, neither Parent nor any Parent Subsidiary has made or is obligated to make any nondeductible contribution to any Parent Plan.

          3.1.12.   Certain Contracts.  Section 3.1.12 of the Parent Disclosure
                    -----------------
Schedules lists each contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license and other agreement of Parent or any existing Parent Subsidiary in effect on the date hereof (i) involving the expenditure or receipt of more than $100,000 over the term thereof, (ii) containing provisions calling for the sale or purchase of raw materials, products or services at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third party markets, (iii) which include "take or pay," "meet or release," "most favored nations" or similar pricing or delivery arrangements, (iv) between Parent and any Parent Subsidiary or among any Parent Subsidiaries, (v) requiring Parent or any Parent Subsidiary to indemnify or hold harmless any other person or entity,
(vi) evidencing any warranty obligation of Parent or any Parent Subsidiary with respect to goods, services or products sold or leased by any of them, other than in the ordinary course of business, or (vii) imposing on Parent or any Parent Subsidiary any confidentiality, non-disclosure or non-compete obligation (except those to which such access is prohibited pursuant to the terms thereof). The contracts, leases, undertakings, commitments, mortgages, indentures, notes, security agreements, leases, licenses and other agreements of the nature described in clauses (i) through (vii) are sometimes collectively referred to herein as the "Parent Contracts." Except as set forth in Section 3.1.12 of the Parent Disclosure Schedule, neither Parent nor any existing Parent Subsidiary nor any other party thereto is in default under any Parent Contract, nor does any event, circumstance or situation exist which, with the passage of time or notice or both will constitute a default by Parent or any existing Parent Subsidiary or any other party under any such Parent Contract or any judgment, order or decree of any court or any government agency or instrumentality under which any person, firm, corporation or other entity is or may be entitled to assert any rights against Parent or any existing Parent Subsidiary or their respective assets, properties, businesses, operations or products.

          3.1.13.   Officers, Directors and Affiliates.  Section 3.1.13 of the
                    ----------------------------------
Parent Disclosure Schedule lists all directors and officers of Parent and the existing Parent Subsidiaries as of the date hereof and their respective dates of service and describes all trans actions, contracts and other arrangements between Parent or any existing Parent Subsidiary and any officer, director, stockholder or affiliate of Parent or any existing Parent Subsidiary which (i) occurred or became effective after March 1, 1994, (ii) occurred, became effective or existed prior to March 1, 1994 and were not fully performed and terminated as of March 1,

1994, or (iii) constitutes a liability or obligation (contingent or direct) due or to become due by Parent or any existing Parent Subsidiary to any officer, director, stockholder, or affiliate of Parent or any existing Parent Subsidiary, in each case other than the customary employee compensation and employee benefits and customary arrangements with respect to expense reimbursements.

          3.1.14.   Investment Company.  Parent is not, and will not be
                    ------------------
immediately prior to the Closing Date, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.1.15.   Financial Statements.  Except as described in Section 3.1.15
                    --------------------
of the Parent Disclosure Schedule, the financial statements ("Parent Financial Statements") listed in Section 3.1.15 of the Parent Disclosure Schedule are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of Parent and the existing Parent Subsidiaries as of the dates and for the periods indicated and to the best knowledge of Parent, have been prepared in accordance with GAAP. The books and records of Parent and the existing Parent Subsidiaries have been kept in reasonable detail and accurately and fairly reflect the transactions of Parent and the existing Parent Subsidiaries.

          3.1.16.   Undisclosed Liabilities.  Except as and to the extent
                    -----------------------
disclosed or reserved against in the Parent Financial Statements, or as disclosed in Section 3.1.16 of the Parent Disclosure Schedule, and except for liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement after February 28, 1997, and except for liabilities incurred in connection with Pending Acquisitions, neither Parent nor any existing Parent Subsidiary has, to the best knowledge of Parent, any liabilities or obligations of any nature (whether absolute, contingent or otherwise).

          3.1.17.   Guaranties, Etc.  Except as disclosed in Sections 3.1.12 or
                    ----------------
3.1.17 of the Parent Disclosure Schedule, and except with respect to Pending Acquisitions, neither Parent nor any existing Parent Subsidiary has outstanding,
(i) any guarantee (whether direct or indirect) whereby Parent or any existing Parent Subsidiary is or may become liable for any indebtedness or obligation of any other person or entity, (ii) any capital or operating lease obligations in excess of $20,000 per year, or (iii) any investment in the securities, obligations or other ownership interests of, or loans or advances to, any person or entity (other than nominal travel advances to employees not exceeding $25,000 in the aggregate).

          3.1.18.   Taxes.  Parent has either accrued, discharged or caused to
                    -----
be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties of Parent and the existing Parent Subsidiaries, their respective businesses or operations or the revenues or income derived therefrom for all periods through December 31, 1996, and the assessment of any additional taxes that by law should have been reported or paid or in accordance with GAAP should have been accrued as of December 31, 1996, is not expected. All quarterly deposits of estimated taxes required to be paid by Parent and the Parent Subsidiaries through the Closing Date will have been paid on or before the Closing Date. All other taxes of Parent and the Parent Subsidiaries for any period after December 31, 1996 through the date hereof have been paid or properly accrued on the books of Parent and the Parent Subsidiaries, as appropriate.

          3.1.19.   Full Authority.  Except as disclosed in Section 3.1.19 of
                    --------------
the Parent Disclosure Schedule, Parent and the Parent Subsidiaries will have, at the Closing Date, full power, authority and legal right and have all licenses, permits, qualifications, and other documentation necessary to own and/or operate their respective businesses, properties and assets and to carry on their respective businesses and at the Closing Date such businesses will be conducted and such assets and properties will be owned and/or operated in compliance with all applicable laws and all ordinances, rules and regulations of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable court or administrative agency decrees, awards and orders, except where the failure to comply will not have a Parent Material Adverse Effect, and there will be no then existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Parent Material Adverse Effect.

          3.1.20.   Environmental Matters.  Except as disclosed in Section
                    ---------------------
3.1.20 of the Parent Disclosure Schedule, as of the date hereof, (i) Parent and the Parent Subsidiaries have obtained and maintained in effect all Environmental Permits required with respect to their respective properties, assets, businesses and operations, and such Environmental Permits are not subject to any appeals or further proceedings or to any unsatisfied conditions, (ii) Parent and the Parent Subsidiaries and their respective properties, assets, businesses and operations are in compliance with all applicable Requirements of Environmental Law and Environmental Permits, (iii) Parent and the Parent Subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent, and whether known or unknown) or Environmental Liabilities arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties now or previously owned or operated by Parent or any Parent Subsidiary or their respective predecessors, (iv) Parent has not received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its now or previously owned or operated assets, properties, businesses or operations, or, in each case, those of its predecessors, and (v) there are no Hazardous Materials on, in, above, around, adjacent to ro under any of the properties, assets, business or operations of Parent or any Parent Subsidiary other than those used in the ordinary course of business and within the Requirements of Environmental Law.

          3.1.21.   Legal Actions.  No legal action, suit, proceeding,
                    -------------
grievance, arbitration, investigation, audit or claim by or before any court, arbitration panel or governmental agency (including, without limitation, an Environmental Permit proceeding, Environmental Claim or proceeding respecting or arising under Requirements of Environmental Law) is pending or, to the knowledge of Parent, threatened which involves or may involve Parent or any existing Parent Subsidiary or their respective predecessors or any of their respective now or previously owned or operated assets, properties, operations or business or the purchase, sale, transportation or processing of materials or products.

          3.1.22.   Information in ESOP Participant Disclosure Statement;
                    -----------------------------------------------------
Information Statement.  None of the information supplied by Parent from time to
---------------------
time in writing specifically for the inclusion in the ESOP Participant Disclosure Statement will, at the time it is distributed to the ESOP or the ESOP participants, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          None of the information supplied by Parent from time to time in writing specifically for inclusion in the Information Statement will, at the date the Information Statement is distributed to the holders of Company Common Stock, Warrants or SARs contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          The Employee Offering Memorandum will not, at the time it is distributed to employees of the Company and the Company Subsidiaries, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Notwithstanding the foregoing, Parent makes no representation with respect to statements made in any of the foregoing documents based on information supplied by the Company in writing specifically for inclusion therein.

          3.1.23.   No Material Adverse Change.  Except as disclosed in Section
                    --------------------------
3.1.23 of the Parent Disclosure Schedule, since February 28, 1997, Parent and the existing Parent Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been any change in the assets, business, results of operations, financial condition, long-term debt, cash flows or prospects of Parent and the existing Parent Subsidiaries that has had or might have a Parent Material Adverse Effect.

          3.1.24.   Disclosure.  To the best knowledge of Parent, no
                    ----------
representation or warranty by Parent in this Agreement and no statement contained in the Parent Disclosure Schedule or any certificate delivered by Parent to the Attorney-in-Fact pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          3.1.25.   Parent Material Adverse Effect.  The term "Parent Material
                    ------------------------------
Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, cash flows or contingent liabilities of Parent and the Parent Subsidiaries in an amount of $50,000 or more.

     4.  CONDUCT PRIOR TO THE CLOSING AND CERTAIN OTHER MATTERS

     4.1  Company.  The Majority Stockholders further agree with Parent that:
          -------

          4.1.1.    Preservation of Business.  From the date hereof to the
                    ------------------------
Closing Date, the Company and the Company Subsidiaries shall use their reasonable efforts to maintain and preserve their business organizations intact, retain their present employees, maintain their relationships with suppliers, customers and others having business relations with them, and preserve the good will of all persons dealing with the Company and the Company Subsidiaries.

          4.1.2.    Cooperation.  From the date hereof to the Closing Date, each
                    -----------
Majority Stockholder, the Company and the Company Subsidiaries will cooperate fully with

Parent as to arrangements for the consummation of the transactions contemplated hereby in an orderly fashion.

          4.1.3.    Insurance.  From the date hereof to the Closing Date, the
                    ---------
Company and the Company Subsidiaries will maintain in full force and effect all of their insurance now in effect (or other comparable insurance coverage) covering their respective assets, operations and employees, and not default (except where such default will not have a Company Material Adverse Effect or have an adverse effect on the insurance coverage or insurance costs of the Company or any Company Subsidiary) with respect to any provision of, and give all notices and present all claims under, all insurance policies in a due and timely fashion.

          4.1.4.    Certain Notices.  From the date hereof to the Closing Date,
                    ---------------
the Attorney-in-Fact will promptly notify Parent of the receipt by him, the Company, any Company Subsidiary or any Majority Stockholder of any notice or claim, written or oral, of (i) default or breach by the Company or any Company Subsidiary under, or of any termination (other than at end of the stated term thereof) or cancellation, or threat of termination (other than at end of the stated term thereof) or cancellation, of any Company Contract, (ii) any loss of, damage to or disposition of, any of the properties, assets or the products of the Company or any Company Subsidiary of a value of $10,000 or more, singly or in the aggregate (other than the sale or use of inventories in the ordinary course of business), (iii) any claim or litigation, threatened or instituted, or any other adverse event or occurrence involving or affecting the Company or any Company Subsidiary or any of their respective assets, properties, operations, businesses or employees, and (iv) any proposal made by any third party received by the Company or any Company Subsidiary or of which any Majority Stockholder obtains knowledge in respect of any sale or other disposition, direct or indirect, of the assets (other than the sale or use of inventories in the ordinary course of business), businesses or outstanding capital stock or other ownership or voting interests of the Company or any Company Subsidiary.

          4.1.5.    Filings, Etc.  From the date hereof to the Closing Date,
                    -------------
each Majority Stockholder, the Company and the Company Subsidiaries will make all filings which are required to be made by them to lawfully consummate the transactions contemplated hereby.

          4.1.6.    Compliance with Laws.  From the date hereof to the Closing
                    --------------------
Date, the Company and the Company Subsidiaries will comply with and cause to be complied with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to the Company or any Company Subsidiary or their respective assets, properties, operations, businesses or employees except where the failure to comply will not have a Company Material Adverse Effect.

          4.1.7.    Encumbrances and Dispositions.  Without the prior written
                    -----------------------------
consent of Parent, except to the extent disclosed in Section 4.1.7 of the Disclosure Schedule, from the date hereof to Closing Date neither the Company nor any Company Subsidiary shall sell, dispose of, distribute, encumber or enter into any agreement or arrangement for the sale, disposition, distribution or encumbrance of any of its assets or properties (other than the sale or use of inventories in the ordinary course of business) or enter into any transaction, the effect of which would be to materially diminish the amount or value of the properties, assets or operations of the Company or any Company Subsidiary or otherwise adversely affect its business.

          4.1.8.    Negotiations.  From the date hereof to the Closing Date,
                    ------------
except to the extent disclosed in Section 4.1.8 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor any Stockholder shall, directly or indirectly, offer to sell or dispose of, negotiate to sell, or dispose of, have discussions with third parties with respect to the sale or disposition of or sell any of the assets or properties of the Company or any Company Subsidiary to or with any third party (other than the sale or use of inventories in the ordinary course of business).

          4.1.9.    Other Matters.  From the date hereof to the Closing Date,
                    -------------
unless otherwise agreed to by Parent, disclosed in Section 4.1.9 of the Disclosure Schedule or expressly provided in Articles 4 and 5:

          (i) there shall not be any declaration, setting aside or payment of any dividend or any other distribution in respect of, or any purchase or redemption by the Company or any Company Subsidiary of, any capital stock, Other Ownership Interest or other voting interest of the Company or any Company Subsidiary and neither the Stockholders nor any other holder of capital stock of the Company or any Company Subsidiary shall otherwise receive any bonuses, fees, extraordinary commissions or distributions of property or assets of the Company or any Company Subsidiary from the Company or any Company Subsidiary (except for normal compensation to Stockholders who are employees) and the annual dividend for the fiscal year ending February 28, 1997 of $.04 per share, paid January 31, 1997.

          (ii) the Company and the Company Subsidiaries shall maintain their present compensation and commission levels for all officers, directors, employees and agents except for reasonable increases consistent with past practice which are made after the Company's regular annual employee review and the aggregate impact of which will be reviewed with Parent; and neither the Company nor any Company Subsidiary will grant or commit to grant any bonus, fees, extraordinary commissions or other distributions to any director, officer, agent or employee; provided that the Company may pay or accrue year-end bonuses to management employees to the extent such bonuses are either paid or accrued as current liabilities on the consolidated balance sheet of the Company and the Company Subsidiaries as of February 28, 1997;

          (iii) neither the Company nor any Company Subsidiary will make any change in any accounting principle, classification, policy or practice;

          (iv) there shall not be any amendment to the certificates of incorporation or bylaws or other governing instruments of the Company or any Company Subsidiary or any change in the capital structure of the Company or any Company Subsidiary;

          (v) there shall not be any merger or consolidation by the Company or any Company Subsidiary with or into, or the acquisition by the Company or any Company Subsidiary of all or substantially all of the assets, capital stock or business of, any person, corporation, partnership, association or other business organization or division of any thereof, or the entry by the Company or any Company Subsidiary into any new line of business;

          (vi) the Company and the Company Subsidiaries shall maintain their present debt and lease agreements and instruments (except those that expire on their stated maturity or lease termination dates) and shall not enter into any amendments thereto or new debt or lease agreements or instruments, and there shall not be any increase by the Company or any Company Subsidiary of any indebtedness for borrowed money or the issue and/or sale by the Company or any Company Subsidiary of any debt securities or letters of credit or any payments by the Company or any Company Subsidiary of any indebtedness or interest thereon or other amounts (other than regularly scheduled principal and interest payments and payments of principal, interest and fees under revolving lines of credit);

          (vii) the businesses of the Company and the Company Subsidiaries will be conducted and operated (including the management of working capital) only in the ordinary course consistent with past practice and neither the Company nor any Company Subsidiary shall introduce any new method of management or operation, provide any discounted services or products, discount any receivables or take any action to accelerate payment of any receivable prior to its due date, except in accordance with past practices;

          (viii) the Company and the Company Subsidiaries shall properly maintain their respective operating assets, properties, facilities and equipment, including those held under leases in good working order and operating condition (except for ordinary wear and tear);

          (ix) without the prior written consent of Parent, neither the Company nor any Company Subsidiary will, other than in the ordinary course of business, enter into any contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license or other agreement
     (a) involving the receipt or expenditure of more than $10,000 over the term thereof (b) containing provisions calling for the sale or purchase of raw materials, product or service at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third party markets, (c) which include "take or pay", "meet or release", "most favored nations" or similar pricing or delivery arrangements, (d) between the Company and any Company Subsidiary or among any Company Subsidiaries, (e) with any officer, director, stockholder or affiliate of the Company or any Company Subsidiary, (f) requiring the Company or an Company Subsidiary to indemnify or hold harmless any other person or entity, (g) evidencing any warranty obligation of the Company or any Company Subsidiary with respect to goods, services or products sold or leased by any of them (other than warranties giving in the normal course of business containing substantially the same terms as those presently in effect), or (h) imposing on the Company or any Company Subsidiary any confidentiality, non-disclosure or non-compete obligation;

          (x) the Company and the Company Subsidiaries will perform all of their obligations under all Company Contracts and all other debt and lease agreements or instruments to which any of them are or become parties, will pay all payables and invoices from vendors, suppliers and other third parties (including mechanics and materialmen) as and when the same become due and pay in full all payroll obligations when due; and

          (xi) the Company and the Company Subsidiaries will refrain from incurring any expenditures outside the normal course of business and will not make any capital expenditure in excess of $10,000 without the prior written consent of Parent.

          4.1.10.   Access.  From the date of this Agreement until the Closing,
                    ------
the Company will cooperate fully in permitting Parent and Parent's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts to make a full investigation of the properties, operations and financial condition of the Company and the Company Subsidiaries; and afford Parent and Parent's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of the Company and the Company Subsidiaries. Without limitation of the foregoing, the Company shall provide Parent with such reasonably available financial information (and schedules with respect thereto) with respect to the Company or any Company Subsidiary as Parent may reasonably request and will cooperate with and assist representatives of Parent in the preparation of such financial information (and any opinions or reports with respect thereto) with respect to the Company or any Company Subsidiary as Parent may reasonably request. Notwithstanding the above, Parent, Subsidiary and their respective lenders, underwriters and placement agents and their respective representatives, advisors, consultants, appraisers, engineers and other experts shall incur no liability with respect to control, operation or management (or alleged control, operation or management) of the Company or any Company Subsidiary as a result of the covenants in this Section 4.1.

          4.1.11.   Satisfaction of Conditions.  Prior to the Closing Date, the
                    --------------------------
Majority Stockholders shall (i) use their reasonable efforts to obtain or cause the Company and the Company Subsidiaries to obtain, as soon as possible, all governmental approvals required to be obtained by the Company and the Company Subsidiaries and make, as soon as possible, all filings with any governmental authority required on the part of the Company and the Company Subsidiaries to consummate the transactions contemplated hereby, (ii) use their reasonable efforts to obtain, or cause the Company and the Company Subsidiaries to obtain, as soon as possible, all other consents to and approvals required to be obtained by the Company and the Company Subsidiaries to consummate the transactions contemplated hereby, and (iii) otherwise use their reasonable efforts to satisfy or cause to be satisfied the conditions set forth in Section 71 to the extent that such satisfaction is within their control; provided, however, that this
Section 4111 shall not be construed to limit the rights of the Attorney-in-Fact to terminate this Agreement as provided in Section 8.1.

          4.1.12.   Title Insurance.  The Majority Stockholders shall cause the
                    ---------------
Company to obtain and deliver to Parent, as soon as practicable, and in any event at least 21 days prior to the Closing Date, commitments for title insurance ("Title Commitments") issued by title insurance company(ies) reasonably acceptable to Parent with respect to the real property and real property interests described in Section 4.1.12 of the Disclosure Schedule ("Title Insurance Property"), surveys of the Title Insurance Property reasonably acceptable to Parent (the "Surveys") and duplicate sets of legible copies of title exception documents with respect to any exception set forth in the commitments. The Title Commitments shall set forth the state of title to the Title Insurance Property together with all exceptions or conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the Title Insurance Property which would appear in an Owner's Policy of Title Insurance (as defined below), if issued. The Title Commitments shall contain the express commitment of the title underwriter to issue the Owner's Policies of Title Insurance to the Company with the standard printed exceptions endorsed or deleted in accordance with this Section 4.1.12. The Surveys shall be prepared in accordance with the minimum detailed requirements for land title surveys jointly adopted by ALTA and ACSM and currently in effect. Parent shall have the right to approve such Surveys, including the boundaries and configuration of the properties shown thereon. It is understood and agreed that the exact size, location and legal description of the Title Insurance Property are to be provided by the Surveys and, upon completion and approval of the Surveys, the metes and bounds descriptions contained thereon shall be incorporated herein by reference as the legal descriptions of the Title Insurance Property for all purposes. At the Closing, the Majority Stockholders shall cause the Company to deliver to Parent title insurance policies ("Owner's Policies of Title Insurance") with respect to the Title Insurance Property, in an amount reasonably acceptable to Parent, issued by such title insurance company(ies), subject to those easements, reservations, restrictions, covenants, conditions and other matters therein specified to the extent that the same do not, in the reasonable judgment of Parent, render title unmarketable or adversely affect the operation, value, use or enjoyment of the Title Insurance Property affected thereby ("Permitted Exceptions"). The Owner's Policies of Title Insurance may be subject to the Permitted Exceptions but shall contain no additional exceptions other than the standard preprinted exceptions reasonably acceptable to Parent; provided that (i) the standard preprinted exception, if any, for restrictive covenants shall be deleted, except for Permitted Exceptions, (ii) the standard preprinted survey exception, if any, shall be revised to read "Shortages in area" only, (iii) there shall be no exception as to easements, or claims of easements, not shown by the public records, nor any exception as to parties in possession, and (iv) the exception as to the lien for taxes will be limited to the year in which Closing occurs. The term "Permitted Exceptions" as used herein with respect to any property other than real property and real property interests shall mean a minor defect in title which does not adversely affect the operation, value, use or enjoyment of such property.

          4.1.13.   Capital Budget.  Section 4113 of the Disclosure Schedule
                    --------------
contains the budgeted capital expenditures of the Company and the Company Subsidiaries from

February 28, 1997 through May 31, 1997. Unless otherwise consented to by Parent, from the date hereof to the Closing Date, the Company and the Company Subsidiaries will make capital expenditures in accordance with such budget and shall not make any additional capital expenditure.

     4.2. Majority Stockholders.  Each Majority Stockholder, severally and not
          ---------------------
jointly, further represents and warrants to Parent and covenants and agrees with Parent that from the date hereof through the Closing Date, such Majority Stockholder shall not, directly or indirectly, offer to sell or dispose of, negotiate to sell, or dispose of, have discussions with third parties with respect to the sale or disposition of or sell the assets or properties of the Company or any Company Subsidiary to or with any third party (other than the sale or use of inventories in the ordinary course of business).

     4.3. Release.  As of the Closing Date, each Stockholder does hereby (i)
          -------
release, acquit and forever discharge the Company and the Company Subsidiaries from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company or any Company Subsidiary in connection with the obligations or liabilities of the Stockholders hereunder except, in each case (a) claims for indemnity under the indemnification provisions described in Sections 4.6 and 6.2.3, (b) as to any Stockholder who is an employee of the Company or any Company Subsidiary, salary and benefits payable to such Stockholder as an employee in the ordinary course of business; and (c) obligations of the Company for deferred compensation as reflected in the Unaudited Financial Statements and the related payments to the Majority Stockholders reflected in Section 1.3.5; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock, the Warrants or the SARs and agree that any and all such agreements are terminated as of the Closing Date; and (iii) waive any and all pre-emptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such pre-emptive or other rights.

     4.4. Parent.  Parent further agrees with the Majority Stockholders that:
          ------

          4.4.1.    Preservation of Business.  From the date hereof to the
                    ------------------------
Closing Date, Parent and the existing Parent Subsidiaries shall use their reasonable efforts to maintain and preserve their business organizations intact, retain their present employees, maintain their relationships with suppliers, customers and others having business relations with them, and preserve the good will of all persons dealing with Parent and the existing Parent Subsidiaries.

          4.4.2.    Cooperation.  From the date hereof to the Closing Date,
                    -----------
Parent and the existing Parent Subsidiaries will cooperate fully with the Majority Stockholders as to arrangements for the consummation of the transactions contemplated hereby in an orderly fashion.

          4.4.3.    Certain Notices.  From the date hereof to the Closing Date,
                    ---------------
Parent will promptly notify the Attorney-in-Fact of the receipt by it or any existing Parent Subsidiary of any notice or claim, written or oral, of (i) default or breach by Parent or any existing Parent Subsidiary under, or of any termination (other than at end of the stated term thereof) or cancellation, or threat of termination (other than at end of the stated term thereof) or cancellation, of any Parent Contract, (ii) any loss of, damage to or disposition of, any of the properties, assets or the products of Parent or any existing Parent Subsidiary of $10,000 or more, singly or in the aggregate (other than the sale or use of inventories in the ordinary course of business), and (iii) any claim or litigation, threatened or instituted, or any other adverse event or occurrence involving or affecting Parent or any existing Parent Subsidiary or any of their respective assets, properties, operations, businesses or employees.

          4.4.4.    Filings, Etc.  From the date hereof to the Closing Date,
                    -------------
Parent and the existing Parent Subsidiaries will make all filings which are required to be made by them to lawfully consummate the transactions contemplated hereby.

          4.4.5.    Compliance with Laws.  From the date hereof to the Closing
                    --------------------
Date, Parent and the existing Parent Subsidiaries will comply with and cause to be complied with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to Parent or any existing Parent Subsidiary or their respective assets, properties, operations, businesses or employees except where the failure to comply will not have a Parent Material Adverse Effect.

          4.4.6.    Other Matters.  From the date hereof to the Closing Date,
                    -------------
unless otherwise agreed to by the Attorney-in-Fact, disclosed in Section 4.3.6 of the Parent Disclosure Schedule, contemplated by any Pending Acquisition or expressly provided in Article 5:

          (i) there shall not be any declaration, setting aside or payment of any dividend or any other distribution in respect of, or any purchase or redemption by Parent or any Parent Subsidiary of, any capital stock, other ownership interest or other voting interest of Parent or any Parent Subsidiary and no holder of capital stock of Parent or any Parent Subsidiary shall otherwise receive any assets of Parent or any

     Parent Subsidiary from Parent or any Parent Subsidiary (other than normal compensation to holders of capital stock who are employees);

          (ii) there shall not be any amendment to the articles of incorporation or bylaws or other governing instruments of Parent or the existing Parent Subsidiaries, or any change in the capital structure of the Parent or any existing Parent Subsidiary;

          (iii) the businesses of Parent and the existing Parent Subsidiaries will be conducted and operated (including the management of working capital) only in the ordinary course consistent with past practice;

          (iv) Parent and the existing Parent Subsidiaries shall properly maintain their respective operating assets, properties, facilities and equipment, including those held under leases, in good working order and operating condition (except for ordinary wear and tear);

          (v) Parent and the existing Parent Subsidiaries will perform all of their obligations under all Parent Contracts and all other debt and lease agreements or instruments to which any of them are or become parties, will pay all payables and invoices from vendors and suppliers as and when the same become due and pay in full all payroll obligations when due.

          4.4.7.    Access.  From the date of this Agreement until the Closing,
                    ------
Parent will cooperate fully in permitting the Attorney-in-Fact and the Stockholders and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts to make a full investigation of the properties, operations and financial condition of Parent and the existing Parent Subsidiaries; and afford the Attorney-in-Fact and the Stockholders and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Parent and the existing Parent Subsidiaries, including (to the extent permitted under applicable confidentiality agreements), Parent's due diligence files with respect to Pending Acquisitions. Without limitation of the foregoing, Parent shall provide the Attorney-in-Fact and the Stockholders with such reasonably available financial information (and schedules with respect thereto) with respect to Parent or any existing Parent Subsidiary as they may reasonably request. Notwithstanding the above, the Attorney-in-Fact, the Stockholders and their respective representatives, advisors, consultants, appraisers, engineers and other experts shall incur no liability with respect to control, operation or management (or alleged control, operation or management) of Parent or any existing Parent Subsidiary as a result of the covenants in this Section 4.4.

          4.4.8.    Satisfaction of Conditions.  Prior to the Closing Date,
                    --------------------------
Parent shall (i) use its reasonable efforts to obtain, as soon as possible, all governmental approvals required to be obtained by Parent and the Parent Subsidiaries and make, as soon as possible, all filings with any governmental authority required on the part of Parent and the Parent Subsidiaries to consummate the transactions contemplated hereby, (ii) use its reasonable efforts to obtain, as soon as possible, all other consents to and approvals required to be obtained by Parent and the Parent Subsidiaries to consummate the transactions contemplated hereby, and (iii) otherwise use its reasonable efforts to satisfy the conditions set forth in Section 7.2 to the extent that such satisfaction is within its control; provided, however, that this Section 4.4.8 shall not be construed to limit the rights of Parent to terminate this Agreement as provided in Section 8.1.

     4.5. Certain Other Actions and Documents.  Parent and the Majority
          -----------------------------------
Stockholders further agree as follows:

          4.5.1.    Key Employee and Manager Employment Agreements.  On the
                    ----------------------------------------------
Closing Date, the Majority Stockholders agree to cause the employees of the Company listed in Section 4.5.1 of the Disclosure Schedule and the Company to execute and deliver employment agreements, in substantially the form attached hereto as Exhibit 4.5.1 (appropriately completed in accordance with the confidential letter dated the date hereof from Parent to the Attorney-in-Fact) (the "Employment Agreements").

          4.5.2.    Releases of Certain Majority Stockholders.  At or prior to
                    -----------------------------------------
the Closing, Parent shall cause any Majority Stockholder who has personally guaranteed any of the indebtedness of the Company described in Section 4.5.2 of the Disclosure Schedule to be released from any liability under any such guaranty (the "Majority Stockholder Releases").

          4.5.3.    Voting Agreement.  At or prior to the Closing, Parent shall
                    ----------------
cause its shareholders named therein to execute and deliver a Voting Agreement in substantially the form attached hereto as Exhibit 4.5.3 ("Voting
Agreement") pursuant to which the Majority Stockholders will be entitled to designate two members of the Board of Directors of Parent until the IPO (as defined below). The Majority Stockholders agree to execute and deliver the Voting Agreement at or prior to the Closing.

          4.5.4.    Transfer Restrictions.  The Stockholders and Parent agree to
                    ---------------------
execute and deliver at the Closing a Stock Transfer Restriction Agreement in substantially the form attached hereto as Exhibit 4.5.4(a) ("Stock Transfer Restriction Agreement") and a Registration Rights Agreement in substantially the form attached hereto as Exhibit 4.5.4(b) ("Registration Rights Agreement").

          4.5.5.    Adoption of Shareholders Agreement.  At the Closing, the
                    ----------------------------------
Stockholders shall execute and deliver to Parent an adoption agreement (the "Adoption Agreement") pursuant to which such Stockholders agree to be bound by the Shareholders Agreement among Parent and its then existing shareholders, as amended, a copy of which has been delivered to the Stockholders.

          4.5.6.    Information Statement.  As soon as practicable, the Company
                    ---------------------
and Parent shall distribute to each Stockholder the Information Statement.

     4.6. Certain Elections.  In the event that Parent has not effected an
          -----------------
underwritten public offering of Parent Common Stock (other than any offering pursuant to any registration statement (i) relating to any capital stock of Parent or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of Parent,
(ii) relating to any employee benefit plan or interest therein, (iii) relating principally to any preferred stock or debt securities of Parent, or (iv) filed pursuant to Rule 145 under the Securities Act of 1933, as amended, or any successor or similar provision) resulting in net cash proceeds to Parent of at least $20,000,000 (the "IPO") on or before December 31, 1998:

          4.6.1     Securities Acquisition Election.  The Attorney-in-Fact may
                    -------------------------------
elect, by written notice to Parent delivered on or before January 31, 1999 (the "Election Notice") to call upon Parent to acquire, for the cash amount equal to the sum of (i) the value of the shares of Parent Common Stock and Parent Preferred Stock issued in the Souders Offering and in the Division Vice Presidents Option and (ii) the Aggregate Consideration less the cash component thereof, plus simple interest on such sum at the rate of 8% per annum from the Closing Date to the date of the closing of such acquisition (the "Securities Acquisition Consideration") (i) all of the shares of Parent Preferred Stock and Parent Common Stock issued by Parent pursuant to this Agreement and (ii) all of the Parent Preferred Stock and Parent Common Stock issued by Parent in the (a) Parent Employee Stock Offering pursuant to Article 5, (b) the Souders Offering and (c) the Division Vice Presidents Option ("Securities Acquisition Transaction"). In the event that Parent determines not to agree to acquire such shares and in the Securities Acquisition Transaction, Parent shall, within 90 days of receipt of the Election Notice, give written notice to the Attorney-in-Fact ("Parent

Rejection Notice") that it has so determined not to agree to acquire such shares. In the event Parent determines to agree to acquire such shares in the Securities Acquisition Transaction, Parent shall, within 90 days of receipt of the Election Notice, give written notice to the Attorney-in-Fact ("Parent Acceptance Notice") that it agrees to acquire such shares. The Parent Acceptance Notice shall also specify the date, time and place of the closing of the Securities Acquisition Transaction; provided that such closing shall be held not more than 60 days after delivery of the Parent Acceptance Notice. At such closing, the Attorney-in-Fact shall deliver or cause to be delivered to Parent or its designee stock certificates evidencing the Parent Preferred Stock and the Parent Common Stock duly endorsed and in proper form for transfer on the stock records of Parent with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title hereto, and Parent or its designee shall deliver or cause to be delivered to the Attorney-in-Fact the Securities Acquisition Consideration and a letter containing customary representations and warranties evidencing compliance with applicable securities laws. If the Parent Acceptance Notice is not delivered to the Attorney-in-Fact within 90 days of Parent's receipt of the Election Notice, Parent will conclusively be deemed to have delivered a Parent Rejection Notice to the Attorney-in-Fact on the 90th day after Parent's receipt of the Election Notice. Upon delivery or deemed delivery of the Parent Rejection Notice, neither the Attorney-in-Fact nor any holder of Parent Common Stock, or Parent Preferred Stock shall have any rights to request Parent to acquire any of same pursuant to this Section 461.

          4.6.2.    Transfer Transaction Election.  Within 20 days after the
                    -----------------------------
delivery or deemed delivery of the Parent Rejection Notice, the Attorney-in-Fact may, by written notice to Parent delivered within such 20 day period, (the "Second Election Notice") require Parent to transfer the stock or assets of the Company to the designees named in the Second Election Notice in a transaction (the "Transfer Transaction") structured to (a) relieve Parent and its affiliates of any liability on the then remaining indebtedness attributable to the financing of the transactions contemplated hereby (including the matters referred to in Articles 4 and 5), (b) take into account any capital Parent invested in/or withdrew from the Company (other than for debt service on the foregoing) from the Closing Date to the closing of the Transfer Transaction, and
(c) relieve Parent from or otherwise satisfy any income tax consequences to Parent from the Transfer Transaction. The terms of the Transfer Transaction will be such that Parent will receive no economic benefit or detriment therefrom. The Second Election Notice will contain the addresses of the designees named therein and all of the proposed terms (including the consideration payable to Parent or the Company) of the Transfer Transaction. The proposed terms of the Transfer Transaction contained in the Second Election Notice shall be final, conclusive and binding for purposes of this Agreement unless Parent shall deliver to the Attorney-in-Fact a written notice of disagreement ("Notice of Objection") with any such proposed terms within 20 business days following receipt of the

Second Election Notice, specifying in reasonable detail the nature and extent of such disagreement. If within 10 business days following receipt by the Attorney-in-Fact of a Notice of Objection Parent and Attorney-in-Fact are unable to resolve any disagreement with respect to the proposed terms of the Transfer Transaction as set forth in the Second Election Notice, the disagreement shall be submitted for resolution to Ernst & Young (the "Neutral Accountants"), who shall resolve the issues in dispute, and giving effect to such resolution, determine the final terms of the Transfer Transaction. The Neutral Accountants shall act as an arbitrator to determine and resolve only those issues in dispute. The Neutral Accountants' resolution shall (i) be made within 30 days of the submission of the dispute to them, (ii) be in accordance with this Agreement, (iii) be set forth in a written statement delivered to Parent and the Attorney-in-Fact, (iv) set forth the final terms of the Transfer Transaction, and (v) be final, conclusive and binding for purposes of this Agreement.

          4.6.3.    Other.  Parent will cooperate fully with the
                    -----
Attorney-in-Fact in obtaining any consent required from Parent's lenders to effect a Securities Acquisition Transaction or a Transfer Transaction as contemplated hereby. On the closing of a Transfer Transaction, all noncompetition agreements between Parent and any employee of the Company who does not continue employment with Parent or its affiliates will be terminated. At the closing of a Securities Acquisition Transaction or a Transfer Transaction, the parties will enter into mutual releases under which the parties release all claims against each other which have arisen or could arise based on events, acts or omissions occurring or existing prior to such closing.

     4.7. Indemnification of Officers and Directors of the Company.  Parent
          --------------------------------------------------------
agrees that the Company shall maintain in effect for at least five (5) years from the Closing Date the indemnification provisions in the certificate of incorporation of the Company as presently in effect to the extent such indemnification provisions would apply to acts or omissions of the present officers and directors of the Company taken or made in connection with the approval of the transactions contemplated hereby. Prior to Closing, Parent shall arrange for and purchase director and officer liability insurance coverage for the Majority Stockholders with coverage terms and provisions reasonably satisfactory to the Majority Stockholders.

     4.8. Minimum IPO Proceeds.  Parent agrees that it will not effect the IPO
          --------------------
if the gross selling price to the public thereunder is less than $2.76 per share (adjusted for stock splits, reverse stock splits and stock dividends) without the prior written consent of the Attorney-in-Fact.

                             5. EMPLOYEE BENEFITS

     The Majority Stockholders and Parent further agree as follows:

     5.1. ESOP; Employee Offering.
          -----------------------

          5.1.1     Suspension of ESOP Withdrawals.  Within five (5) days after
                    ------------------------------
the date hereof, the Company and its appropriate committee(s) shall suspend any further "In-Service Distributions" (as described in the ESOP) from any and all Company Stock Accounts (as defined in the ESOP) and such suspension of distributions may only be reinstated if the transaction contemplated hereby does not close.

          5.1.2.    Purchase of ESOP Stock.  As soon as practicable after the
                    ----------------------
date hereof, the Company and its appropriate committee(s) shall take all actions necessary to authorize the ESOP to sell to Parent, immediately prior to or at the Closing Date, the Company Common Stock held by the ESOP, pursuant to a Stock Purchase Agreement in substantially the form attached hereto as Exhibit 5.1.2 (the "ESOP Stock Purchase Agreement"), to authorize the ESOP to be amended and restated to create the Amended and Restated Savings Plan (as defined below) simultaneously with or immediately after the Closing Date and to allow, permit and assist Parent to distribute any and all information, election forms and notices to the participants of the ESOP to effect the amendment and restatement of the ESOP to create the Amended and Restated Savings Plan, as described herein.

          5.1.3.    Amendment and Restatement of the ESOP.  As soon as
                    -------------------------------------
practicable after the date hereof, and prior to the Closing Date, Parent and the Company shall amend and restate the ESOP to remove all provisions related to an employee stock ownership plan and to create a retirement plan pursuant to Code
Section 401(k) for employees of the Company, containing an obligation by the Parent to make contributions in the amount of $220,000 per year through the year 2007 and in form reasonably acceptable to the Attorney-in-Fact ("Amended and Restated Savings Plan") pursuant to which all of the accounts in the ESOP will be amended and restated in the Amended and Restated Savings Plan and under which participants may elect to direct the Amended and Restated Savings Plan to invest a portion of such participant's account in the Amended and Restated Savings Plan in Parent Common Stock and Parent Preferred Stock, subject to the limitations set forth therein.

          5.1.4.    ESOP Disclosure Statement.  As soon as practicable after the
                    -------------------------
date hereof and prior to the Closing Date, the Company shall prepare a disclosure statement ("ESOP Participant Disclosure Statement") to be delivered to certain ESOP participants in form reasonably acceptable to Parent, describing the rights of such participants with respect to the ESOP and the Amended and Restated Savings Plan.

          5.1.5.    Employee Offering Memorandum.  As soon as practicable after
                    ----------------------------
the date hereof and prior to the Closing Date, Parent shall prepare an offering memorandum ("Employee Offering Memorandum") to be delivered to certain ESOP participants pursuant to which Parent shall offer (the "Parent Employee Stock Offering") to each such participant who remains an employee of the Company after the Closing Date the opportunity to elect to have such participant's Amended and Restated Savings Plan account acquire, for cash, units consisting of shares of Parent Common Stock and Parent Preferred Stock.

     5.2. Deferred Compensation Plans.  The Parent and the Majority Stockholders
          ---------------------------
agree that effective on or before February 28, 1997, the terms of all of the nonqualified deferred compensation plans sponsored by the Company (collectively, the "Deferred Compensation Plans") have been amended as described in Section
5.2 of the Disclosure Schedule.

          5.2.1     No Additional Rights.  Nothing in the Deferred Compensation
                    --------------------
Plans, as amended, shall be construed to grant to the participants in the Deferred Compensation Plans any rights other than those of general creditors of the Company and its successors. The participants' rights to benefit payments under the Deferred Compensation Plans shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the creditors of the participants. The individual and collective rights of the participants under the Trusts and Deferred Compensation Plans are now and shall remain purely contractual, are limited to those of a general unsecured creditor of the Company (or its successors) and the Deferred Compensation Plans constitute mere unsecured promises by the Company or its successor to make payments in the future.

     5.3. Future Option Plans.  Parent intends to implement, after the IPO, one
          -------------------
or more incentive stock option plans which will permit participation by designated employees, the terms of which will be determined by a committee of the Board of Directors of Parent, a majority of which will not be employed by Parent or any Parent Subsidiary and will not be former owners, employees or affiliates of entities acquired by Parent. It is Parent's intention that participation in such plan by former employees of the Company who are then employees of Parent or any Parent Subsidiary will be on a basis substantially the same as such employees holding similar positions with Parent or a Parent Subsidiary who were formerly employed by other entities acquired by Parent.

     5.4. Split-Dollar Insurance Policy.  The cash value or death benefits of
          -----------------------------
that certain split-dollar insurance policy number 35 57804 issued by The Guardian Life Insurance Company of America on the life of James D. Jennings are and shall continue to be held in the Deferred Compensation Plan of the Company maintained for the benefit of James D. Jennings.

     5.5. Employee Benefits Generally.  Parent shall, for at least six months
          ---------------------------
after the Closing Date, maintain employee benefits for employees of the Company and the Company Subsidiaries which are generally comparable as a whole to the benefits provided by the Company as of the Closing Date.

                         6. SURVIVAL, INDEMNIFICATIONS

     6.1. Survival.  The representations and warranties set forth in this
          --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive the Closing to the extent provided herein. The representations and warranties of the Stockholders herein and in the documents and instruments to be delivered by the Stockholders or the Company as contemplated hereby, other than those in Sections 2.1.3, 2.1.4, 2.2.1 and 2.2.2, shall survive for a period of thirty-six (36) months after Closing and the representations and warranties of the Stockholders contained in Sections 2.1.3, 2.1.4, 2.2.1 and 2.2.2 shall survive for the maximum period permitted by applicable law. The representations and warranties of Parent herein and in the documents and instruments to be delivered by Parent as contemplated hereby, other than those in Sections 3.1.3 and 3.1.4 shall survive for a period of thirty-six (36) months after Closing and the representations and warranties of Parent contained in Sections 3.1.3 and 3.1.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 6.1 are referred to herein as the "Survival Period". The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

     6.2.  Indemnification.
           ---------------

           6.2.1. Parent Indemnified Parties.  Subject to the provisions of
                  --------------------------
Sections 6.1 and 6.3, each Majority Stockholder shall indemnify, save and hold harmless Parent, the Company, the Company Subsidiaries and their Permitted Assignees (as defined below) and their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (calculated after taking into consideration the net tax benefits actually realized by Parent or the Company from such items to the extent deductible, depreciable or amortizable; provided, however, that if any indemnification payment to be received by a Parent Indemnified Party will result in a tax burden to such Parent Indemnified Party, such tax burden shall be netted against the tax benefit realized by such Parent Indemnified Party) (collectively "Losses") arising from, out of or in any manner connected with or based on:

           (i) the breach of any covenant of the Company, or the failure by the Company to perform, any obligation of the Company contained in the documents or instruments executed and delivered by the Company in connection with the transactions contemplated hereby;

           (ii) any inaccuracy in or breach of any representation or warranty contained in Section 2.1 or in the documents or instruments executed and delivered by the Company in connection with the transactions contemplated hereby;

           (iii) indemnification payments required to be made and made by the Company or any Company Subsidiary to their respective present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing Date, except as otherwise provided in Section 4.7; and

           (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company or any Company Subsidiary and not (a) disclosed in the Disclosure Schedule or (b) disclosed in the Estimated Financial Statements.

Any indemnification obligation of the Majority Stockholders may be satisfied, at their option, by the payment of the Losses (i) in cash or immediately available funds or (ii) 50% in cash or immediately available funds and 50% by delivery of shares of Parent Common Stock, the number of which shall be computed on the basis of the Parent Common Stock Value (subject to appropriate adjustments for stock splits, dividends, combinations and the like).

           6.2.2. Stockholder Indemnity.  Subject to the provisions of Sections
                  ---------------------
61 and 63, each Stockholder, severally and not jointly, hereby agrees to indemnify, save and hold harmless the Parent Indemnified Parties from and against any and all Losses arising from or as a consequence of (i) any inaccuracy in or breach of any representation and warranty of such Stockholder in Section 2.2 or in any document or instrument executed and delivered by such Stockholder in connection with the transactions contemplated hereby and (ii) the breach of any covenant of such Stockholder or the failure by such Stockholder to perform any of such Stockholder's obligations contained herein or in any document or instrument executed and delivered by such Stockholder in connection with the transactions contemplated hereby.

           6.2.3. Parent Indemnity.  Subject to the provisions of Sections 6.1
                  ----------------
and 6.3, Parent hereby agrees, from and after the Closing Date, to indemnify, save and hold harmless each Stockholder and his or its heirs legal representatives, successors and assigns (the "Stockholder Indemnified Parties") from and against all Losses arising from, out of or in any manner connected with or based on:

           (i) any breach of any covenant of Parent or the failure by Parent to perform any obligation of Parent contained herein or in the documents or instruments required to be executed and delivered by Parent in connection with the transactions contemplated hereby;

           (ii) any inaccuracy in or breach of any representation or warranty of Parent contained herein or in the documents or instruments executed and delivered by Parent in connection with the transactions contemplated hereby; and

           (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Closing Date and involving or relating to the assets, properties, businesses or operations of the Company or any Company Subsidiary; provided, however, that clause
     (iii) shall not apply to any Losses to the extent that such Losses result from a Stockholder's acts or omissions after the Closing Date as an officer, director and/or employee of Parent, the Company and/or any Company Subsidiary.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Sections 6.2.1 and 6.2.2.

     6.3.  Limitations.  No claim under Section 6.2.1 or Section 6.2.3 may be
           -----------
made until the aggregate of all Losses for which claims for indemnification under such Section exceeds $400,000 (the "Threshold"), but all Losses in excess of the amount of the Threshold may be recovered under such Section once the Threshold has been exceeded. The aggregate liability of the Majority Stockholders under Section 6.2.1 shall not exceed $40,000,000. The aggregate liability of Parent under Section 6.2.3 shall not exceed $40,000,000. Among the Majority Stockholders, the liability of each Majority Stockholder for indemnification for Losses under Section 6.2.1 shall not exceed the percentage of such Losses reflected on the signature pages hereto under the caption "Maximum Percentage Liability" ("Percentage Liability"); provided, however, that, with respect to the Majority Stockholders' obligations to Parent under
Section 6.2.1, if any, such obligations shall be joint and several; and provided further that in no event shall any Majority Stockholder be liable under Section
6.2.1 for an amount in excess of the sum of $40,000,000 multiplied by such Majority Stockholder's Percentage Liability.

     6.4.  Notices.
           -------

           6.4.1. Indemnification Notice.  The party (the "Indemnified Party")
                  ----------------------
which may be entitled to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.4.1 shall relieve the Indemnifying Party of its obligations under this Article 6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice. Parent or the Company shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that
(a) the Indemnifying Party shall at all times have the right, at its option, to participate fully therein, and (b) if the Parent or the Company does not proceed diligently to defend the third-party claim, suit action or proceeding within ten
(10) days after receipt of notice of such third-party claim, suit, action or proceeding, the Indemnifying Party shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on ten (10) days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company or any Company Subsidiary and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives ten (10) days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within ten (10) days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.4.1, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party which are pertinent to the defense. The parties agree that the Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

           6.4.2. Tax Proceeding Notices.
                  ----------------------

           (i)    Returns for Periods Prior to the Closing Date.  In the event
                  ---------------------------------------------
     that Parent or the Company receives notice (the "Audit Notice") of any examination, claim, adjustment or other proceeding with respect to any federal, state, local or foreign income and other tax returns of the Company for periods prior to the Closing Date (the "Audit"), Parent shall notify the Attorney-in-Fact in writing thereof no later than the earlier of
     (a) 30 days after receipt by the Parent or the Company of the Audit Notice or (b) ten days prior to the deadline for responding to the Audit Notice. The Majority Stockholders, through the Attorney-in-Fact and their duly appointed representatives, shall have the sole right to handle, manage, negotiate, resolve, settle or contest the Audit; provided, however, that the Majority Stockholders shall not settle, compromise or abandon, without Parent's prior written consent, any such Audit which, when offset by the then present value of any tax benefits available to the Company or Parent by reason of such settlement (taking into account as and when Parent reasonably believes such tax benefits could be utilized to reduce the tax liability of Parent or the Company), would adversely affect the tax liability of Parent or the Company in any period to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation deductions, or the reduction of loss or carryforwards). Such consent shall not be unreasonably withheld and shall not be necessary to the extent the Majority Stockholders have indemnified Parent against the effects of any such settlement. The parties shall cooperate with each other and with their respective affiliates, and will consult with each other and will execute any and all documents necessary to contest or settle the matter. Parent shall be entitled to participate in all proceedings with respect thereto at its own expense.

           (ii)   Returns Including Tax Offset Bonus and Gross Up.  In the event
                  -----------------------------------------------
     Parent or the Company receives notice (the "Proceeding Notice") of any examination, claim, adjustment, or other proceeding with respect to the tax benefit realized by Parent or the Company with respect to the Warrants, SARs or Deferred Compensation Stock or the Tax Offset Bonus as provided in
     Section 1.3.5, Parent shall notify the Attorney-in-Fact in writing thereof (the "Tax Notice") no later than the earlier of (a) 30 days after the receipt by Parent or the Company of the Proceeding Notice or (b) ten days prior to the deadline for responding to the Proceeding Notice. Each Stockholder (a "Receiving Stockholder") who received a Tax Offset Bonus and/or Gross Up shall be responsible for the payment of any taxes (but not in excess of the amount of Grossed Up Tax Offset Bonus received by such Receiving Stockholder), penalties and interest assessed against Parent or the Company as a result of any examination, claim, adjustment, or other proceeding the result of which reduces the federal, state and local income and franchise tax benefits realized by Parent with respect to the Receiving Stockholder's Warrants, SARs, Deferred Compensation Stock or Tax Offset Bonus and shall make such payment directly to Parent within 30 days after such assessment. The Receiving Stockholders shall be entitled at their expense to control the contest of such examination, claim, adjustment, or other proceeding, as it relates to the federal, state and local income and franchise tax benefits realized by Parent or the Company with respect to the Warrants, SARs or Deferred Compensation Stock or Tax Offset Bonus provided the Attorney-in-Fact notifies Parent in writing that the Receiving Stockholders desire to do so no later than the earlier of (i) 30 days after receipt of the Tax Notice or (ii) five days prior to the deadline for responding to the Proceeding Notice and provided further that the Receiving Stockholders shall not settle any such examination, claim, adjustment or other proceeding without the written consent of Parent, which consent shall not be unreasonably withheld.

     6.5.  Character of Indemnity Payments.  The parties agree that all
           -------------------------------
indemnity payments made under this Section 6 shall constitute an adjustment to the consideration received in the exchange.

                           7.  CONDITIONS TO CLOSING

     7.1.  Parent.  The obligations of Parent to consummate the transactions
           ------
contemplated by this Agreement shall be subject to satisfaction or waiver by Parent at the Closing of all of the following conditions:

           7.1.1. Representations, Warranties and Covenants of Stockholders. The
                  ---------------------------------------------------------
Stockholders shall have complied with all of their agreements and covenants contained herein to be performed at or prior to the Closing Date and all of the representations and warranties of the Stockholders contained herein be accurate and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date and Parent shall have received a certificate executed by each Stockholder to the effect that the representations and warranties of such Stockholder contained herein are accurate at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

           7.1.2. Opinion.  Coolidge, Wall, Womsley & Lombard Co., L.P.A. shall
                  -------
have provided a written opinion dated the Closing Date covering the matters set forth in 2 Exhibit 7.1.2. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of the Company and public officials as to matters of fact and authenticity of documents and on opinions of counsel in other states as to questions under the laws of such states, and such other opinions as are reasonably acceptable to Parent.

           7.1.3. No Casualty, Loss or Damage.   No casualty, loss or damage
                  ---------------------------
shall have occurred on or prior to the Closing Date to any of the properties or assets of the Company or any Company Subsidiary.

           7.1.4. Title Insurance.  Parent shall have received the Title
                  ---------------
Commitments and the Owner's Policies of Title Insurance, Surveys and title exception documents required under Section 4.1.12.

           7.1.5. Documents, Stock Certificates.  All documents, certificates,
                  -----------------------------
opinions, instruments and agreements required to be executed and delivered by the Company or any Company Subsidiary or their respective officers or directors or the Stockholders at the Closing as contemplated hereby or as may be reasonably requested by Parent shall have been duly executed and delivered by the Company, the Company Subsidiaries, or their respective officers or directors or the Stockholders and shall have been received by Parent. Stock Certificates representing all of the outstanding Company Common Stock, and all Warrants and SARs owned by the Stockholders and properly completed letters of transmittal shall have been received by Parent.

           7.1.6. Consents.  All consents and approvals of third parties or any
                  --------
regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby shall have been received by Parent.

           7.1.7. Licenses, Etc.  The Company and the Company Subsidiaries shall
                  -------------
have obtained all such licenses and permits as are legally required for the continued operation of their businesses after the Closing, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

           7.1.8. No Material Adverse Change.  Since December 31, 1996, there
                  --------------------------
shall not have been any event that in the reasonable judgment of Parent adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company or any Company Subsidiary; and Parent shall be reasonably satisfied that the Net Worth as of February 28, 1997 was at least $6,358,372.

           7.1.9. Financing.  Parent shall have obtained financing on terms and
                  ---------
in amounts reasonably acceptable to it, to finance the payment of the cash portion of the aggregate of the Closing Per Share Cash Amounts and the ongoing financing needs of the Company and the Company Subsidiaries, and such financing shall be available.

           7.1.10. Discharge of Indebtedness, Releases, Etc.  The indebtedness
                   ----------------------------------------
of the Company and the Company Subsidiaries referred to in Sections 2.1.14,
2.1.21 and 2.1.27, ("Terminated Obligations") shall have been paid in full or refinanced on terms acceptable to Parent, and all holders of any such Terminated Obligations shall have delivered to Parent, in form reasonably satisfactory to the Parent and the lenders to Parent, such customary releases, termination statements, consents, approvals or other documents or instruments re quired, in the judgment of Parent, to release and terminate all liens, security interests, claims, or rights of such holders against the Company or Parent or any of their respective assets in connection therewith.

           7.1.11. Certain Corporate Actions.  All necessary directors and
                   -------------------------
stockholders resolutions, waivers and consents required to consummate the transactions contemplated hereunder shall have been executed and delivered.

           7.1.12. ESOP and Amended and Restated Plan.  Parent shall have
                   ----------------------------------
purchased all shares of Company Common Stock held by the ESOP and the ESOP shall have been amended and restated to create the Amended and Restated Savings Plan.

           7.1.13. Agreements and Actions under Articles 4 and 5.  All other
                   ---------------------------------------------
agreements required to be executed and delivered under Articles 4 and 5 prior to the Closing, including the Employment Agreements, the Manager Employment Agreements, the Majority Stockholder Releases, the Voting Agreement, the Stock Transfer Restriction Agreement, the Registration Rights Agreement, the Adoption Agreements and the amendments to the Deferred Compensation Plans shall have been executed and delivered by the parties thereto other than Parent and all actions required to be taken by parties other than Parent under Articles 4 and 5 prior to the Closing shall have been duly and validly taken. The Parent Employee Stock Offering shall have been completed and Parent shall have received the proceeds thereof.

     The consummation of the Closing shall not be deemed to be a waiver by Parent of any of its rights or remedies against the Stockholders hereunder for any breach of warranty, covenant or agreement by the Stockholders herein, irrespective of any knowledge of or investigation made by or on behalf of Parent; provided, however, that if the Attorney-in-Fact shall disclose in writing to Parent prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Stockholder herein by the Stockholder, and requests a waiver thereof by Parent, and Parent, in its sole discretion, determines to waive any such specifically identified breach in writing prior to the Closing Date, Parent, for itself and for each Parent Indemnified Party shall be deemed to have waived their respective rights and remedies hereunder for, and the Stockholders shall have no liability with respect to, any such specifically identified breach, to the extent so identified by the Attorney-in-Fact and so waived by Parent.

     7.2.  Conditions Precedent to Obligations of the Stockholders.  The
           -------------------------------------------------------
obligations of the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver by the Attorney-in-Fact at or prior to the Closing of all of the following conditions:

           7.2.1.  Representations, Warranties and Covenants of Parent.  Parent
                   ---------------------------------------------------
shall have complied with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of the Parent contained herein shall be accurate at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, and the Attorney-in-Fact shall have received certificates to such effect executed by the president or a vice president and the treasurer of Parent.

           7.2.2.  Legal Opinion.  The Attorney-in-Fact shall have received a
                   -------------
written opinion from Bracewell & Patterson, L.L.P., dated the Closing Date covering the matters set forth in 2 Exhibit 7.2.2. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of Parent and of public officials as to matters of fact and authenticity of documents and on opinions of counsel in other states as to questions under the law of such states.

           7.2.3.  Documents.  All documents, certificates, opinions,
                   ---------
instruments and agreements required to be executed and delivered by Parent at the Closing as contemplated hereby or as reasonably requested by the Attorney-in-Fact shall have been duly executed and delivered by the Parent and shall have been received by the Attorney-in-Fact.

           7.2.4.  Consents.  All consents and approvals of third parties or any
                   --------
regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by the Parent and the consummation by Parent of the transactions contemplated hereby shall have been received by the Attorney-in-Fact or shall have been waived by Attorney-in-Fact.

           7.2.5.  No Material Adverse Change.  Since February 28, 1997, there
                   --------------------------
shall not have been any event that in the reasonable judgment of the Attorney-in-Fact adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of Parent.

           7.2.6.  Agreements and Actions Under Articles 4 and 5.  All other
                   ---------------------------------------------
agreements required to be executed and delivered under Articles 4 and 5 prior to the Closing, including the Employment Agreements, the Majority Stockholder Release, the Voting Agreement, the Stock Transfer Restriction Agreement, the Registration Rights Agreement, the Adoption Agreements, and the amendments to the Deferred Compensation Plans shall have been executed and delivered by the parties thereto other than the Company and the Stockholders and all actions required to be taken by parties other than the Company and the Stockholders under Articles 4 and 5 prior to the Closing shall have been duly and validly taken. The Parent Employee Stock Offering shall have been completed and Parent shall have received the proceeds thereof.

     The consummation of the Closing shall not be deemed to be a waiver by the Stockholders of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by Parent irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Stockholder; provided, however, that if Parent shall disclose in writing to the Attorney-in-Fact prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of Parent contained herein by Parent, and requests a waiver thereof by the Attorney-in-Fact and the Attorney-in-Fact, in his sole discretion, determines to waive any such specifically identified breach in writing prior to the Closing, the Stockholders shall be deemed to have waived their rights and remedies hereunder for, and Parent shall have no liability or obligation to the Stockholders with respect to, any such specifically identified breach, to the extent so identified by Parent and waived by the Attorney-in-Fact.

           7.2.7.  Tax Opinion.  The Stockholders shall have received an opinion
                   -----------
from KPMG Peat Marwick LLP to the effect that, for federal income tax purposes, the transaction described in this Agreement will constitute an exchange under
Section 351 of the Code.

                                8. TERMINATION

     8.1.  Grounds for Termination.  This Agreement may be terminated at any
           -----------------------
time prior to the Closing Date:

           8.1.1.  Mutual Consent.  By the written agreement of the Attorney-in-
                   --------------
Fact and Parent; or

           8.1.2.  Optional.  By the Attorney-in-Fact or by Parent, by notice to
                   --------
the other, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on July 1, 1997; or

           8.1.3.  Dispute.  By the Attorney-in-Fact or by Parent by notice to
                   -------
the other, if any disagreement with respect to the Statement of Final Consideration is not resolved as set forth and within the time prescribed in
Section 1.5.3(iv).

           8.1.4.  Legal Restraint.  By the Attorney-in-Fact or by Parent, by
                   ---------------
notice to the other, if on the date scheduled for Closing any proceeding or action shall have been filed seeking to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or any order shall have been entered restraining or prohibiting consummation of the transactions contemplated hereby.

     8.2.  Effect of Termination.  If this Agreement is terminated as permitted
           ---------------------
under Section 8.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                               9. MISCELLANEOUS

     9.1.  Notice.  Any notice, delivery or communication required or permitted
           ------
to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Stockholders:

           c/o Mr. James D. Jennings, Attorney-in-Fact
           Airtron, Inc.
           7813 N. Dixie Drive
           Dayton, Ohio 45414
           Telecopy: (937) 898-7166

     With a copy to:

           Mr. Richard A. Schwartz
           Coolidge, Wall, Womsley & Lombard
           33 West First Street, Suite 600
           Dayton, Ohio 45402
           Telecopy: (937) 223-6705

     To Parent:

           Group Maintenance America Corp.
           1800 West Loop South, Suite 1375
           Houston, Texas 77027
           Attn: President
           Telecopy: (713) 626-4766

     To the Company:

           Airtron, Inc.
           7813 N. Dixie Drive
           Dayton, Ohio 45414
           Attn: President
           Telecopy: (937) 898-7166

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 9.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

     9.2.  Further Documents.  The Stockholders shall, at any time and from time
           -----------------
to time after the Closing, upon request by Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Stockholders hereunder.

     9.3.  Assignability.  Neither the Company nor any Stockholder shall assign
           -------------
this Agreement in whole or in part without the prior written consent of Parent, except by the operation of law. Upon notice to the Majority Stockholders (which may be delivered to the Attorney-in-Fact), Parent and the Subsidiary and any Permitted Assignee may assign this Agreement to any Permitted Assignee. "Permitted Assignee" as used herein and shall include (i) any financial institution (or its affiliates) providing financing (or refinancing) to

Parent, the Company or any other direct or indirect wholly-owned subsidiary of Parent; (ii) after the Closing Date, any person or entity, (iii) prior to the Closing Date, any person or entity with the prior written consent of the Attorney-in-Fact, which consent shall not be unreasonably withheld, and (iv) after the Closing Date, any other person or entity that is a transferee or assignee from any entity described in clause (i) as a result of any foreclosure, sale or deed in lieu of foreclosure, deed or similar conveyance relating to the exercise of rights under a security instrument. The warranties, representations, obligations, agreements and indemnities (in Section 6 and elsewhere herein) and the other documents contemplated hereby will inure to the benefit of the Permitted Assignees to the extent they inure to the benefit of Parent herein. Parent shall remain liable hereunder notwithstanding any assignment hereof by it, unless otherwise consented to by the Attorney-in-Fact, which consent shall not be unreasonably withheld. Any assignment made or attempted in violation of this Section 9.3 shall be void and of no effect. This Agreement shall be binding on the Stockholders, Parent, and their respective heirs, legal representatives, successors and permitted assigns, provided, however, that this Agreement shall not be binding upon the financial institutions, affiliates, purchasers or grantees described in clauses (i), and (iv) of the third sentence of this
Section 9.3, but any such financial institutions, affiliates, purchasers or grantees shall take this Agreement subject to all of the rights of the Attorney-in-Fact and the Stockholders and the obligations of the Parent under this Agreement. Notwithstanding the foregoing, no assignment by Parent, or by the Company following the Closing Date, shall in any way increase any liability or obligation of any Stockholder under this Agreement.

     9.4.  Exhibits and Schedules.  The Exhibits and Schedules (and any
           ----------------------
appendices thereto) referred to in this Agreement and all amendments thereto from the time of agreement thereto, are and shall be incorporated herein and made a part hereof.

     9.5.  Entire Agreement.  This Agreement constitutes the full understanding
           ----------------
of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

     9.6.  Headings.  Headings as to the contents of particular articles and
           --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

     9.7.  CONTROLLING LAW AND JURISDICTION.  THE VALIDITY, INTERPRETATION AND
           --------------------------------
PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     9.8.  Public Announcements.  No press release, public announcement,
           --------------------
confirmation or other information regarding this Agreement or the contents hereof shall be made by any party without the prior consultation of the Company, the Attorney-in-Fact, and Parent, except as may be necessary in the opinion of counsel of any party to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such party may be listed. Notwithstanding the foregoing, the Company may make appropriate disclosures of the general nature of the transaction contemplated hereby to its employees, vendors and customers to protect the Company's good will and to facilitate the Closing, and Parent may disclose pertinent information regarding the transaction contemplated hereby to its existing and prospective investors, lenders or investment bankers or financial advisors for the purposes of obtaining financing (including a contemplated IPO). Parent may also make appropriate disclosures of the general nature of the transaction contemplated hereby and the identity, nature and scope of the Company's operations to prospective acquisition candidates in its efforts to attract additional acquisitions for Parent. Parent and the Company shall jointly approve the contents of any press releases, written employee presentations or other materials of potentially wide distribution that disclose or refer to the transaction contemplated hereby, except for such press releases or other communications required by law.

     9.9.  Finder's Fees and Commissions.  Parent agrees to pay all costs and
           -----------------------------
expenses resulting from any agreement, arrangement or understanding made or alleged to have been made by Parent or any of its affiliates with any third party for brokerage or finder's fees or other commissions in connection with this Agreement, the documents and instruments referred to herein, or the transactions contemplated hereby or thereby. The Majority Stockholders agree to pay all costs and expenses resulting from any agreement, arrangement or understanding made or alleged to have been made by any Majority Stockholder, the Company or any of their respective affiliates with any third party for brokerage or finder's fees or commissions in connection with this Agreement, the documents and instruments referred to herein or the transactions contemplated hereby or thereby; provided that the Company may agree to pay such costs or expenses to the extent that such costs and expenses are included as a current liabilities for purposes of determining Net Working Capital.

     9.10.  No Third Party Beneficiaries.  Except as set forth in Article 6 and
            ----------------------------
Section 9.3, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     9.11.  Amendments and Waivers.  This Agreement may be amended by Parent and
            ----------------------
the Attorney-in-Fact to the extent permitted by applicable law. All amendments to this Agreement must be by an instrument in writing signed on behalf of Parent and the Attorney-in-Fact. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

     9.12.  No Employee Rights.  Nothing herein expressed or implied shall
            ------------------
confer upon any employee of the Company or any Company Subsidiary, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

     9.13.  Non-Recourse.  No recourse for the payment of any amounts due
            ------------
hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent, the Company or any Stockholder in this Agreement shall be had against any incorporator, organizer, promoter, stockholder (other than Parent), officer, director, employee or representative as such (other than the Stockholders as set forth herein), past, present or future, of Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

     9.14.  When Effective.  This Agreement shall become effective only upon the
            --------------
execution and delivery of (i) one or more counterparts of this Agreement by Parent and each of the Stockholders.

     9.15.  Takeover Statutes.  If any "fair price," "moratorium," "control
            -----------------
share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

     9.16.  Number and Gender of Words.  Whenever herein the singular number is
            --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     9.17.  Invalid Provisions.  If any provision of this Agreement is held to
            ------------------
be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Notwithstanding anything to the contrary contained herein, if any condition precedent to Parent's obligations hereunder is held to be illegal, invalid or unenforceable under present or future laws, then Parent, at Parent's sole option, may terminate this Agreement by written notice delivered to the Company and, thereafter, the parties hereto shall have no further obligations or liabilities hereunder, one to the other.

     9.18.  Multiple Counterparts.  This Agreement may be executed in a number
            ---------------------
of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     9.19.  No Rule of Construction.  All of the parties hereto have been
            -----------------------
represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

     9.20.  Preparation of Tax Returns for Pre-Closing Periods.  The Majority
            --------------------------------------------------
Stockholders shall be responsible for preparing all tax returns due after the Closing Date relating to periods ending before the Closing Date, at the Company's expense.

     9.21.  Amendment of Pre-Closing Tax Returns.  The Parent shall not cause
            ------------------------------------
the Company to, nor shall the Company, without the prior written consent of the Majority Stockholders, amend any federal or state income tax return of the Company relating to a period ending before the Closing Date.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.


                                    GROUP MAINTENANCE AMERICA CORP.


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                             Majority Stockholders

                                                Number of
                                                  Shares
                                                of Company
                                               Common Stock  Number of Shares
                         Number of Shares of    Issuable on     of Company
                            Company Common      Exercise of    Common Stock       Maximum
                         Stock Held of Record    Company       Applicable to     Percentage
        Name               and Beneficially      Warrants      Company SARs      Liability
        ----               ----------------      --------      ------------      ---------
___________________            21,870             15,000           4,128          24.2645%
James D. Jennings

___________________            36,073             15,000           4,128          25.1103%
Richard M. Siefring

___________________             4,746             15,000           4,128          18.8498%
Dale H. Wilkerson

___________________            15,022                  0           7,128          11.6457%
James D. Miller

___________________            10,196                  0           7,128          11.7014%
Stephen B. Becker

___________________             1,523                  0           7,128           8.4283%
Timothy Johnston

                                 Stockholders

                                                       Number of Shares
                                    Number of Shares      of Company
                                       of Company        Common Stock        Number of Shares
                                      Common Stock    Issuable on Exercise   of Company Common
                                     Held of Record       of Company        Stock Applicable to
          Name                      and Beneficially       Warrants            Company SARs
          ----                      ----------------       --------            ------------
___________________________                 900                0                     0
Dennis W. Clark

___________________________               1,000                0                     0
William Duecker

___________________________               3,945                0                     0
Michelle Conklin

___________________________               3,433                0                     0
James D. Jennings, Jr.

___________________________              15,000                0                     0
Mary Wilkerson

___________________________                 100                0                     0

___________________________
Dale H. Wilkerson and
Mary Wilkerson, JTWROS

___________________________                 425                0                     0

___________________________
Stephen B. Becker and
Avis Becker, JTWROS

                                                       Number of Shares
                                    Number of Shares      of Company
                                       of Company        Common Stock        Number of Shares
                                      Common Stock    Issuable on Exercise   of Company Common
                                     Held of Record       of Company        Stock Applicable to
          Name                      and Beneficially       Warrants            Company SARs
          ----                      ----------------       --------            ------------
By:_____________________________         86,865               0                     0
     Merrill Lynch Trust Company
     as Trustee for:  Airtron, Inc.
     Incentive Compensation Trust,
     Airtron, Inc. Deferred Com-
     pensation Trust, and Airtron,
     Inc. 1995 Supplemental
     Retirement Trust "A"

Name:___________________________

Title:__________________________